                                                                    Exhibit 99.1

                                                                  CONFORMED COPY

================================================================================




                             AGREEMENT AND PLAN OF
                       MERGER AND SCHEME OF ARRANGEMENT


                                    BETWEEN



                              MARKEL CORPORATION

                                      AND

                      TERRA NOVA (BERMUDA) HOLDINGS LTD.








                          Dated as of August 15, 1999

================================================================================

                               TABLE OF CONTENTS

                                                                       Page
                                   ARTICLE I
                                  DEFINITIONS

1.1  Definitions .....................................................  2

                                  ARTICLE II
                             THE MERGER AND SCHEME

2.1  The Scheme ...................................................... 10
2.2  The Merger ...................................................... 10
2.3  Effective Time .................................................. 10
2.4  Effects of the Merger and the Scheme ............................ 11
2.5  Articles and Bylaws ............................................. 11
2.6  Directors ....................................................... 11
2.7  Officers ........................................................ 11
2.8  Treatment of Shares ............................................. 12
2.9  Conversion of Sub Shares ........................................ 12
2.10 Shareholders Approval ........................................... 12
2.11 Election Procedure .............................................. 13
2.12 Issuance of MINT Common Stock and Payment of Cash and Stock
     Consideration; Proration ........................................ 14
2.13 Exchange of BB Common Share Certificates ........................ 18
2.14 Stock Options ................................................... 20
2.15 Best Efforts To Increase Maximum Cash Consideration ............. 21
2.16 Closing ......................................................... 21
2.17 Tax Consequences ................................................ 22
2.18 VA Governance ................................................... 22

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BB

3.1  Organization, Standing and Corporate Power ...................... 22
3.2  Subsidiaries .................................................... 22
3.3  Capital Structure................................................ 23
3.4  Authority; Noncontravention ..................................... 23
3.5  SEC Documents; Undisclosed Liabilities; SAP Statements .......... 25
3.6  Liabilities and Reserves ........................................ 26

3.7  Investment Advisory and Investment Company Matters .............   26
3.8  Information Supplied ...........................................   27
3.9  Absence of Certain Changes or Events ...........................   27
3.10 Litigation .....................................................   28
3.11 Labor Relations ................................................   28
3.12 Benefit Plans ..................................................   28
3.13 Tax Matters ....................................................   29
3.14 No Excess Parachute Payments ...................................   30
3.15 Compliance with Applicable Laws ................................   30
3.16 Properties .....................................................   31
3.17 Voting Requirements ............................................   31
3.18 Takeover Statutes...............................................   31
3.19 Brokers ........................................................   31
3.20 Related Party Transactions......................................   31
3.21 Material Contracts .............................................   32
3.22 Intellectual Property ..........................................   32
3.23 No Regulatory Disqualifications ................................   32
3.24 Insurance Ratings...............................................   32
3.25 Reinsurance, etc................................................   32
3.26 Derivatives ....................................................   33


                                  ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF VA


4.1  Organization, Standing and Corporate Power .....................   33
4.2  Subsidiaries ...................................................   33
4.3  Capital Structure...............................................   33
4.4  Authority; Noncontravention ....................................   34
4.5  SEC Documents; Undisclosed Liabilities; SAP Statements..........   35
4.6  Liabilities and Reserves .......................................   37
4.7  Investment Advisory and Investment Company Matters .............   37
4.8  Information Supplied ...........................................   37
4.9  Absence of Certain Changes or Events ...........................   38
4.10 Litigation .....................................................   38
4.11 Labor Relations ................................................   38
4.12 Benefit Plans ..................................................   39
4.13 Tax Matters ....................................................   39
4.14 No Excess Parachute Payments ...................................   40
4.15 Compliance with Applicable Laws ................................   40
4.16 Properties .....................................................   40
4.17 Voting Requirements ............................................   41
4.18 Takeover Statutes...............................................   41

4.19 Brokers .......................................................... 41
4.20 Related Party Transactions ....................................... 41
4.21 Material Contracts ............................................... 41
4.22 Intellectual Property ............................................ 42
4.23 No Regulatory Disqualifications .................................. 42
4.24 Insurance Ratings................................................. 42
4.25 Reinsurance, etc.................................................. 42
4.26 Derivatives ...................................................... 42


                                   ARTICLE V
                             ADDITIONAL AGREEMENTS


5.1  Conduct of Business .............................................. 44
5.2  Additional Financial Statements .................................. 47
5.3  No Solicitation; Notification .................................... 47
5.4  Investigation of Business and Properties ......................... 49
5.5  Regulatory Matters ............................................... 49
5.6  Investment Portfolio ............................................. 50
5.7  Confidentiality .................................................. 50
5.8  Books and Records................................................. 51
5.9  Fees and Expenses................................................. 51
5.10 Preparation of the Form S-4 and the Proxy Statement/Prospectus;
     Shareholders Meetings............................................. 52
5.11 Public Announcements ............................................. 54
5.12 Efforts to Consummate ............................................ 54
5.13 Employee Benefits ................................................ 55
5.14 Agreements With Respect to Affiliates ............................ 55
5.15 Indemnification, Exculpation and Insurance ....................... 56
5.16 NYSE Listing and Delisting........................................ 57
5.17 Formation of MINT and Sub ........................................ 57


                                  ARTICLE VI
                        CONDITIONS TO OBLIGATIONS OF VA


6.1  Representations and Warranties ................................... 58
6.2  Material Adverse Change .......................................... 58
6.3  Performance of this Agreement .................................... 58
6.4  Injunction ....................................................... 58
6.5  Shareholder Approval ............................................. 59
6.6  Governmental Approvals ........................................... 59
6.7  NYSE Listing ..................................................... 59
6.8  HSR Act .......................................................... 59

6.9  Form S-4.......................................................... 59
6.10 Tax Opinion ...................................................... 59
6.11 Frustration of Closing Conditions ................................ 59

                                  ARTICLE VII
                        CONDITIONS TO OBLIGATIONS OF BB


7.1  Representations and Warranties ................................... 60
7.2  Material Adverse Change .......................................... 60
7.3  Performance of this Agreement .................................... 60
7.4  Injunction ....................................................... 60
7.5  Shareholder Approval ............................................. 60
7.6  Governmental Approvals ........................................... 60
7.7  NYSE Listing ..................................................... 60
7.8  HSR Act .......................................................... 61
7.9  Form S-4.......................................................... 61
7.10 Tax Opinion ...................................................... 61
7.11 Frustration of Closing Conditions ................................ 61

                                 ARTICLE VIII
                NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES


8.1  Non-Survival of Representations and Warranties ................... 61

                                  ARTICLE IX
                                  TERMINATION


9.1  Termination ...................................................... 61
9.2  Restructuring .................................................... 63
9.3  Procedure: Effect of Termination ................................. 63


                                   ARTICLE X
                              GENERAL PROVISIONS


10.1 Notices .......................................................... 63
10.2 Interpretation ................................................... 64
10.3 Entire Agreement ................................................. 64
10.4 No Third Party Beneficiaries ..................................... 65

10.5  Successors and Assigns .......................................... 65
10.6  Severability .................................................... 65
10.7  Amendment ....................................................... 65
10.8  Extension; Waiver................................................ 65
10.9  Counterparts .................................................... 66
10.10 Governing Law ................................................... 66
10.11 Disclosure Letter................................................ 66

                             AGREEMENT AND PLAN OF
                       MERGER AND SCHEME OF ARRANGEMENT


     THIS AGREEMENT AND PLAN OF MERGER AND SCHEME OF ARRANGEMENT (the "Agreement") dated as of August 15, 1999, is made between MARKEL CORPORATION, a Virginia corporation ("VA") and TERRA NOVA (BERMUDA) HOLDINGS LTD., a Bermuda corporation ("BB").

                                   RECITALS

     A.   This Agreement provides for (i) the merger ("Merger") of MINT Sub Ltd.
                                       -
("Sub"), a corporation to be organized under the laws of Virginia as a wholly-owned subsidiary of Virginia Holdings Inc. ("MINT"), a corporation to be organized under the laws of Virginia, with and into VA and (ii) a Scheme of
                                                            --
Arrangement between BB and its shareholders (the "Scheme"). Pursuant to the Merger and the Scheme, the holders of outstanding capital stock of BB and VA, respectively, will receive the applicable consideration set forth herein. Upon consummation of the Merger and the Scheme, each of BB and VA will be a wholly-owned subsidiary of MINT, which will change its name to "Markel Corporation."

     B. The respective Boards of Directors of VA and BB have determined that it is advisable and in the best interests of their respective shareholders that each of VA and BB become a subsidiary of MINT pursuant to, and have approved, the Merger and the Scheme.

     C. In furtherance of such determination, VA will cause MINT to be formed and MINT will cause Sub to be formed in accordance with the terms hereof.

     D. The parties intend that, for U.S. federal income tax purposes, (i) the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and (ii) the Merger together with the Scheme, when integrated, will be treated as a transaction described in Section 351 of the Internal Revenue Code.

     E. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to VA's and BB's willingness to enter into this Agreement, certain shareholders of BB and VA have entered into Stockholders Agreements dated as of the date of this Agreement (the "Stockholders Agreements"), pursuant to which, among other things, such shareholders have agreed to vote the BB Common Shares or VA Common Shares, as the case may be, held by them in favor of the Merger, the Scheme and the transactions contemplated hereby.

     F. Concurrently with the execution and delivery of this Agreement, VA has entered into a Registration Rights Agreement (the "Registration Rights Agreement") with certain shareholders of BB, pursuant to which VA has agreed to cause MINT to grant such shareholders certain registration rights with respect to the MINT Common Shares to be acquired by such shareholders upon the consummation of the Scheme.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1 Definitions. The following terms, as used herein, have the following meanings:

          "Acquisition Proposal" has the meaning set forth in Section 5.3(a).

          "Action" means any complaint, claim, prosecution, indictment, action, suit, arbitration, investigation, governmental audit, inquiry or proceeding by or before any Governmental Authority.

          "Affiliate" of a Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

          "Aggregate Fractional Amount" has the meaning set forth in Section 2.13(e).

          "Assets" of a Person means all of such Person's properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by such Person or in which such Person has any interest whatsoever.

          "BB Acquisition Proposal" has the meaning set forth in Section 5.9(b).

          "BB Common Shares" means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares of BB.

          "BB Designated Insurance Approvals" has the meaning set forth in
Section 3.4

          "BB Directors Unit Plan" means the Terra Nova (Bermuda) Holdings Ltd.1997 Non-Employee Directors Share Unit Plan.

          "BB Directors Unit Plan Cash Amount" means the aggregate amount of cash to be paid to participants in the BB Directors Unit Plan pursuant to the provisions of Section 2.14(b) hereof.

          "BB Disclosure Letter" has the meaning set forth in Article III.

          "BB Exchange Ratio" means 0.184 of a MINT Common Share for each BB Common Share.

          "BB Insurance Subsidiaries" has the meaning set forth in Section
3.5(b).

          "BB Intellectual Property Rights" means the Intellectual Property owned by BB or any of its Subsidiaries.

          "BB Option" means each option granted prior to the date of this Agreement under a BB Option Plan that is outstanding as of the Effective Time.

          "BB Option Plans" means the Terra Nova (Bermuda) Holdings Ltd. Approved Executive Share Option Scheme and the Terra Nova (Bermuda) Holdings Ltd. Non Approved Executive Share Option Scheme.

          "BB SAP Statement" has the meaning set forth in Section 3.5(b).

          "BB SEC Documents" has  the meaning set forth in Section 3.5 (a).

          "BB Shareholder Approval" has the meaning set forth in Section 3.17.

          "BB Shareholders Meeting" has the meaning set forth in Section
5.10(c).

          "BCA" means the Bermuda Companies Act of 1981, as amended.

          "Books and Records" means all books, records, lists, ledgers, files, reports, plans, drawings and operating records of every kind relating to VA or BB or their respective Subsidiaries, their Assets, their Business operations, customers, suppliers and personnel, including, without limitation, (i) all corporate books and records of VA or BB and their respective Subsidiaries, disk or tape files, printouts, runs or other computer-based information and VA's and BB's and their respective Subsidiaries' interest in all computer programs required to access, and the equipment containing, all such computer-based information, (ii) all product, business and marketing plans, (iii) all environmental control records and (iv) all sales, maintenance and production records.

          "Business" means, as the context suggests, the insurance business conducted by VA or BB and their respective Subsidiaries taken as a whole.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Hamilton, Bermuda, Richmond, Virginia or New York, New York are authorized by Law to close.

          "Cash Consideration" has the meaning set forth in Section 2.8(a).

          "Cash Election" has the meaning set forth in Section 2.11(a).

          "Cashout Election" has the meaning set forth in Section 2.14(a).

          "Certificate" has the meaning set forth in Section 2.13(c).

          "Claim" has the meaning set forth in Section 5.15(a).

          "Closing" has the meaning set forth in Section 2.16.

          "Closing Date" has the meaning set forth in Section 2.16.

          "Common Stock Consideration" has the meaning set forth in Section 2.8(b).

          "Contract" means any written agreement, contract, lease, note, loan, evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, purchase and sales order, quotation and other executory commitment, which pursuant to its terms has not expired, terminated or been fully performed by the parties thereto.

          "Conversion Election" has the meaning set forth in Section 2.14(a).

          "Defaulting Party" has the meaning set forth in Section 5.9(f).

          "Derivatives" has the meaning set forth in Section 3.26.

          "Directors Plan Grantor Trust" means the trust created under that certain Trust Agreement, effective as of May 13, 1997, between BB and Codan Trust Company Limited, as Trustee, with respect to the BB Directors Unit Plan.

          "Disclosure Letters" means the BB Disclosure Letter and the VA Disclosure Letter.

          "DLJ" means Donaldson, Lufkin & Jenrette Securities Corporation.

          "Effective Time" has the meaning set forth in Section 2.3(b).

          "Election" has the meaning set forth in Section 2.11(a).

          "Election Deadline" has the meaning set forth in Section 2.11(c).

          "Election Form" has the meaning set forth in Section 2.11(b).

          "Employee Benefit Plan" of a Person means each benefit plan maintained or contributed to by such Person or with respect to which such Person may reasonably be expected to have any liability, which provides (or is intended to provide) benefits to the current or former directors or employees of such Person (or other service providers to such Person), including, without limitation, each pension, retirement or deferred compensation plan, incentive compensation plan, share plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance, medical or hospitalization program, sickness, accident, disability or death benefit program or any other fringe benefit arrangement.

          "Employee Plan Grantor Trust" means the trust created under that certain Trust Agreement II, made as of May 13, 1997, between BB and Codan Trust Company Limited, as Trustee.

          "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of Law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Agent" means Chase Mellon or such other Person as may be selected by VA and is reasonably acceptable to BB.

          "Expense Payment" has the meaning set forth in Section 5.9(b).

          "Form S-4" means the registration statement on Form S-4 filed with the SEC relating to the issuance of MINT Common Shares in the Merger and Scheme.

          "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

          "Governmental or Regulatory Authority" means any federal, state, local, foreign, supernational or supranational court or tribunal, governmental, regulatory or administrative agency, department, bureau, authority or commission or arbitral panel or any self or other regulatory body or authority (including the Council of Lloyds) having responsibility or oversight, direct or indirect, over the operations of VA, BB or any of their respective Subsidiaries.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indemnified Liabilities" has the meaning set forth in Section
5.15(a).

          "Indemnified Parties" has the meaning set forth in Section 5.15(a).

          "Insurance Laws" means Laws applicable to the business and products of insurance.

          "Intellectual Property" means all patents, trademarks, trade names, service marks, copyrights and any applications, therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials, trademarks, trade names, service marks and copyrights.

          "Internal Revenue Code" has the meaning set forth in the Recitals.

          "Investment Advisers Act" has the meaning set forth in Section 3.7(a).

          "Investment Company Act" has the meaning set forth in Section 3.7(a).

          "knowledge of BB" means the actual knowledge of any of John Dwyer, Nigel Rogers, William Wedlake, Jean Waggett and John O'Neill.

          "knowledge of VA" means the actual knowledge of any of Alan Kirshner, Steven Markel, Anthony Markel, Darrell Martin, Greg Nevers and Brad Kiscaden.

          "Laws" means laws, statutes, ordinances, regulations, rules, policies, guidelines, orders, directives, bye-laws or codes of conduct of any Governmental or Regulatory Authority.

          "Licenses and Permits" means all registrations, applications, filings, certifications, notices, orders, licenses, permits, approvals, consents, qualifications, authorizations and waivers of any Governmental or Regulatory Authority.

          "Lloyd's" means the Corporation of Lloyds, the Society of Lloyd's or the Council of Lloyd's, as the context requires.

          "Lloyd's Acts" means the Lloyd's Acts 1871 - 1982, together with the bye-laws and regulations passed pursuant thereto.

          "Lloyd's Member" means an underwriting member of Lloyd's, whether corporate or individual.

          "Mailing Date" has the meaning set forth in Section 2.11(b).

          "Material Adverse Effect" or "Material Adverse Change" means as to any Person any material adverse effect on or change with respect to (A) the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of such Person and its Subsidiaries, taken as a whole, or
(B) the right or ability of such Person or any of its Subsidiaries to consummate the transactions contemplated hereby, other than any such effect or change resulting from this Agreement or the announcement of the transactions contemplated hereby.

          "Maximum Cash Consideration" means an amount equal to 40% of the sum of the Scheme Consideration and Option Scheme Consideration (determined using a value for Stock Consideration and Option Stock Consideration equal to the value for each VA Common Share used in setting the BB Exchange Ratio), as such percentage may be increased pursuant to Section 2.15, minus the Aggregate Fractional Amount and the BB Directors Unit Plan Cash Amount.

          "Maximum Cash Conversion Number" has the meaning set forth in Section 2.12(a).

          "Maximum Stock Consideration" means 60% of the sum of the Scheme Consideration and Option Scheme Consideration (determined using a value for Stock Consideration and Option Stock Consideration equal to the value for each VA Common Share used in setting the BB Exchange Ratio), as such percentage may be decreased pursuant to Section 2.15.

          "Maximum Stock Conversion Number" has the meaning set forth in Section 2.12(a).

          "Merger" has the meaning set forth in Recital A.

          "MINT Common Shares" means the shares of common stock, no par value, of MINT.

          "Non-Electing BB Options" has the meaning set forth in Section
2.12(g).

          "Non-Electing Shares" has the meaning set forth in Section 2.12(g).

          "Notice of Exercise" has the meaning set forth in Section 2.14(a).

          "Notice of Superior Proposal" has the meaning set forth in Section 5.3(b).

          "NYSE" means the New York Stock Exchange, Inc.

          "Octavian Plan" means the Octavian Syndicate Management Ltd. 1996 Option Plan.

          "Option Cash Consideration" has the meaning set forth in Section 2.14(a).

          "Option Scheme Consideration" has the meaning set forth in Section 2.14(a).

          "Option Stock Consideration" has the meaning set forth in Section 2.14(a).

          "Other Agreements" means the Registration Rights Agreement and the Stockholders Agreements.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a governmental or political subdivision or an agency or instrumentality thereof.

          "Personnel" of a corporation means all directors, officers and employees of such corporation and its Subsidiaries.

          "Proxy Statement/Prospectus" has the meaning set forth in Section 3.4.

          "Registrar" has the meaning set forth in Section 2.3.

          "Registration Rights Agreement" has the meaning set forth in the Recitals.

          "Reinsurance Agreement" means a reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification or similar arrangement with respect to insurance.

          "SAR" has the meaning set forth in Section 3.3.

          "SCC" has the meaning set forth in Section 2.3.

          "Scheduled Closing Date" has the meaning set forth in Section 2.16.

          "Scheme" has the meaning set forth in Recital A.

          "Scheme Consideration" has the meaning set forth in Section 2.8(a).

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Share Units" means Share Units as defined in the BB Directors Unit Plan.

          "SSB" means Salomon Smith Barney, Inc..

          "Statutory Accounting Practices" means the accounting practices prescribed or permitted by the applicable Insurance Laws.

          "Stock Election" has the meaning set forth in Section 2.11(a).

          "Stockholders Agreements" has the meaning set forth in Recital E.

          "Subsidiary" with respect to any party to this Agreement, means any corporation or other business entity, whether or not incorporated, of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members of the Board of Directors, or other persons performing similar functions with respect to such entity, is held directly or indirectly by such party.

          "Superior Proposal" has the meaning set forth in Section 5.3(b).

          "Taxes" shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional tax amounts imposed with respect thereto by any Governmental or Regulatory Authority.

          "Tax Return" shall mean any return, report or statement required to be filed with any Governmental or Regulatory Authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

          "Termination Fee" has the meaning set forth in Section 5.9(b).

          "Third-Party Intellectual Property Rights" means Intellectual Property owned by any third party.

          "VA Acquisition Proposal" has the meaning set forth in Section 5.9(d).

          "VA Common Shares" means the Common Shares, no par value, of VA.

          "VA Designated Insurance Approvals" has the meaning set forth in
Section 4.4(a).

          "VA Disclosure Letter" has the meaning set forth in Article IV.

          "VA Insurance Subsidiaries" has the meaning set forth in Section
4.5(b).

          "VA Intellectual Property Rights" means the Intellectual Property owned by VA or any of its Subsidiaries.

          "VA SAP Statements" has the meaning set forth in Section 4.5(b).

          "VA SEC Documents" has the meaning set forth in Section 4.5(a).

          "VA Shareholder Approval" has the meaning set forth in Section 4.17.

          "VA Shareholders Meeting" has the meaning set forth in Section
5.10(b).

          "VA Surviving Corporation" has the meaning set forth in Section 2.2.

          "VSCA" means the Virginia Stock Corporation Act, as amended.


                                  ARTICLE II
                             THE MERGER AND SCHEME

     2.1 The Scheme. (a) Upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions hereof and subject to the Supreme Court of Bermuda (the "Court") exercising its discretion and sanctioning the Scheme pursuant to Section 99 of the BCA and making such facilitating orders as are appropriate pursuant to Section 99 of the BCA, at the Effective Time all of the issued share capital of BB shall be cancelled and redeemed for the applicable Scheme Consideration and 40,000,000 newly issued Class A Ordinary Shares, par value $5.80, of BB (the "New Ordinary Shares") shall be allotted, issued and transferred to MINT in consideration of the issuance of the Scheme Consideration.

          (b)  As soon as practicable after the date hereof, (i) BB, will (x)
                                                              -            -
cause an application to be made to the Court requesting the Court to summon such class meetings of members of BB as the Court may direct, (y) convene such class
                                                          -
meetings, and obtain the approval required under Section 99 of the BCA and, subject to such approvals being obtained, (z) cause a petition to be presented
                                           -
to the Court seeking the sanctioning of a Scheme of Arrangement pursuant to
Section 99 of the BCA and file such other documents as are required to be duly filed with the Court to effect the Scheme.

          (c) BB shall, subject to the provisions of this Agreement, do all things necessary to effect the Scheme including but not limited to the holding of extraordinary general meetings of its shareholders to approve the Scheme.

     2.2 The Merger. Upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions hereof, in accordance with the VSCA, at the Effective Time, Sub shall be merged with and into VA (the "Merger"). Following the Merger, the separate corporate existence of Sub shall cease and VA shall continue as the surviving corporation (the "VA Surviving Corporation") and shall be governed by the VSCA.

     2.3 Effective Time. (a) On the Closing Date, the parties shall cause the Merger to be consummated by causing articles of merger with respect to the Merger to be executed and filed with the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the "SCC") in accordance with the relevant provisions of the VSCA. The Merger shall become effective at the time of issuance of the certificate of merger by the SCC (such time and date being referred to as the "Merger Effective Time").

          (b) On the Closing Date, subject to receipt of orders from the Court sanctioning the Scheme, and subject to the terms and provisions of this Agreement, the order sanctioning the Scheme shall be duly filed with the Registrar of Companies of Bermuda (the "Registrar"). The Scheme shall become effective upon the filing of the order of the Court with respect to the Scheme with the Registrar (the time of such filing being the "Scheme Effective Time" and, together with the Merger Effective Time, the "Effective Time").

     2.4 Effects of the Merger and the Scheme. (a) The Merger shall have the effects set forth in the Section 13.1-721 of the VSCA.

          (b) As of the Scheme Effective Time, BB shall be a wholly owned Subsidiary of MINT and the holders of BB Common Shares (other than the New Ordinary Shares) shall only have the right to receive the Scheme Consideration as set forth in Section 2.8(a)..

     2.5 Articles and Bylaws. (a) The Articles of Incorporation of VA, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the VA Surviving Corporation with the exception of the change in name, and thereafter may be amended as provided therein and in the VSCA. The Bylaws of VA, as in effect immediately prior to the Effective Time, shall be the Bylaws of the VA Surviving Corporation, and thereafter may be amended as provided therein.

          (b) At the Effective Time, the Memorandum of Association of BB shall be the same as the existing Memorandum of Association of BB until thereafter amended or restated as provided therein and by law. At the Effective Time, the Bylaws of BB shall be amended as necessary to permit the allotment, issue and transfer of the New Ordinary Shares to MINT.

     2.6 Directors. (a) The directors of Sub immediately prior to the Effective Time shall be the initial directors of the VA Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

          (b) The parties hereto shall procure that at the Scheme Effective Time, only those directors of BB and such additional persons, in each case who shall be designated by MINT shall remain or be elected to serve as directors of BB, each of such directors to hold office in accordance with the applicable provisions of the articles of association of BB and until their successors shall be elected or appointed and shall duly qualify.

     2.7 Officers. The officers of BB immediately prior to the Effective Time shall be the initial officers of BB following the Scheme Effective Time and shall hold office in accordance with its By-laws. The officers of VA immediately prior to the Merger Effective Time shall be the initial officers of the VA Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

     2.8   Treatment of Shares.

           (a) Each BB Common Share outstanding immediately prior to the Effective Time shall, by virtue of the Scheme and without any action on the part of the holder thereof, automatically be cancelled, and the holder thereof shall be entitled to receive the BB Exchange Ratio of a MINT Common Share (the "Common Stock Consideration") or $34.00 in cash per share without any interest thereon (the "Cash Consideration" and, together with the Common Stock Consideration, the "Scheme Consideration") in each case as the holder thereof shall have elected or deemed to have elected in accordance with, and subject to the limitations set forth in, Sections 2.11 and 2.12 hereof.

           (b) Each VA Common Share outstanding immediately prior to the Merger Effective Time (other than VA Common Shares, if any, owned by MINT, Sub, VA or BB or any Subsidiary of MINT, Sub or VA) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into the right to receive one (1) MINT Common Share.

           (c) Each VA Common Share owned by MINT, Sub, VA or BB or any Subsidiary of MINT, Sub, VA or BB, in each case, immediately prior to the Merger Effective Time, shall, by virtue of the Merger, and without any action on the part of the holder thereof, automatically be canceled and cease to exist at and after the Effective Time and no consideration shall be paid with respect thereto.

           (d) Each share of capital stock of MINT outstanding immediately prior to the Merger Effective Time shall by virtue of the Merger, and without any action on the part of the holder thereof, automatically be canceled and cease to exist at and after the Merger Effective Time and no consideration shall be paid with respect thereto.

     2.9 Conversion of Sub Shares. The common shares, no par value, of Sub issued and outstanding immediately prior to the Merger Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into and thereafter represent 1,000 validly issued, fully paid and nonassessable common shares, no par value, of the VA Surviving Corporation, so that thereafter MINT will be the sole and exclusive owner of the outstanding common shares of the VA Surviving Corporation.

     2.10 Shareholders' Approval. Except as otherwise provided in Section 5.3, BB, acting through its Board of Directors (which has recommended approval of the Scheme and approval and adoption of this Agreement to its shareholders), shall, in accordance with applicable law, use its best efforts to obtain the approval of the Scheme and the approval and adoption of this Agreement by its shareholders. Except as otherwise provided in Section 5.3, VA, acting through its Board of Directors (which has recommended approval of the Merger and approval and adoption of this Agreement to its shareholders), shall, in accordance with applicable law, use its commercially reasonable efforts to obtain the approval of the Merger and the approval and adoption of this Agreement by its shareholders.

     2.11 Election Procedure. Each holder (or beneficial owner through appropriate and customary documentation and instructions) of outstanding BB Common Shares shall have the right to submit a request specifying the number of BB Common Shares that such holder desires to have converted into shares of MINT Common Stock in the Scheme and the number of BB Common Shares that such holder desires to have converted into the right to receive Cash Consideration in the Scheme in accordance with the following procedure:

           (a) Subject to Section 2.12, each such holder of BB Common Shares may specify in a request made in accordance with the provisions of this Section 2.11 (herein called an "Election") (i) the number of BB Common Shares owned by such holder that such holder desires to have converted into MINT Common Stock in the Scheme (a "Stock Election") and (ii) the number of BB Common Shares owned by such holder that such holder desires to have converted into the right to receive the Cash Consideration in the Scheme (a "Cash Election").

           (b) An election form and other appropriate and customary transmittal materials in such form as VA and BB shall mutually agree (the "Election Form") or, as applicable, a form of Notice of Exercise (as defined in Section 2.14) shall be mailed thirty days prior to the anticipated Effective Time or on such other date as VA and BB shall mutually agree (the "Mailing Date") to each holder of record of BB Common Shares and each holder of BB Options not more than five Business Days prior to the Mailing Date.

           (c) Any Election shall have been made properly only if the Exchange Agent shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the second Business Day prior to the anticipated Effective Time (or such other time and date as VA and BB shall mutually agree) (the "Election Deadline"), an Election Form properly completed and signed and accompanied by certificates for the BB Common Shares to which such Election Form relates (or customary affidavits and indemnification regarding the loss or destruction of such certificate or certificates or by an appropriate guarantee of delivery of such certificates, as set forth in such Election Form, from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States provided such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery). Failure to deliver BB Common Shares covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election.

           (d) Any holder of BB Common Shares may at any time prior to the Election Deadline revoke or change his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Election Form or by withdrawal of his or her certificates for BB Common Shares, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by VA or BB that this Agreement has been terminated. In the event an Election Form is revoked prior to the Election Deadline, the shares of BB Common Stock represented by such Election Form shall be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the holder who submitted the Election Form. The Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. The Exchange Agent shall be under no obligation to notify any person of any defect in an Election Form.

           (e) Within two Business Days after the Election Deadline, unless the Effective Time has not yet occurred, in which case within one Business Day prior to the Effective Time, VA shall cause the Exchange Agent to effect the allocation among the holders of BB Common Stock and BB Options of rights to receive MINT Common Stock, Cash Consideration or cash (in respect of a Cashout Election) in the Scheme in accordance with Sections 2.12 and 2.14.

     2.12 Issuance of MINT Common Stock and Payment of Cash and Stock Consideration; Proration. The manner in which each outstanding BB Common Share shall be converted into MINT Common Stock or the right to receive the Cash Consideration at the Effective Time shall be as set forth in this Section 2.12. All references to "outstanding" BB Common Shares in Section 2.8(a), Section 2.11 and this Section 2.12 shall mean all BB Common Shares outstanding immediately prior to the Effective Time, other than BB Common Shares owned by VA, MINT, Sub or BB or any direct or indirect wholly owned Subsidiary of VA, MINT, Sub or BB.

           (a) As is more fully set forth below, the aggregate number of outstanding BB Common Shares to be converted into the right to receive the Cash Consideration pursuant to the Scheme shall not exceed the number of such BB Common Shares that, when multiplied by the Cash Consideration plus the amount of cash payable to all holders of BB Options pursuant to a Cashout Election, and after giving effect to the pro-ration contemplated by Section 2.12(c)(vii), equals the Maximum Cash Consideration (the "Maximum Cash Conversion Number"). As is more fully set forth below, the aggregate number of BB Common Shares to be converted into the right to receive the Common Stock Consideration in the Scheme shall not exceed the number of such BB Common Shares that, when multiplied by the Common Stock Consideration plus the number of shares of Mint Common Stock issuable to all holders of BB Options pursuant to a Option Stock Election, and after giving effect to the pro-ration contemplated by Section 2.12(e)(vii), equals the Maximum Stock Consideration (the "Maximum Stock Conversion Number").

           (b) If Cash Elections are received for a number of BB Common Shares that is equal to or less than the Maximum Cash Conversion Number, each BB Common Share covered by a Cash Election shall be converted in the Scheme into the right to receive the Cash Consideration.

           (c) If Cash Elections are received for a number of outstanding BB Common Shares in the aggregate in excess of the Maximum Cash Conversion Number, then:

           (i) Each Non-Electing Share and each outstanding BB Common Share for which a Stock Election has been received shall be converted in the Scheme into a fraction of a share of MINT Common Stock equal to the BB Exchange Ratio;

           (ii) Each Non-Electing BB Option and each BB Option for which a Conversion Election has been received shall receive a number of shares of MINT Common Stock calculated pursuant to the formula set forth in subclause
     (ii) of the second sentence of Section 2.14(a).

           (iii) Subject to the provisions of clause (vii) below, the Exchange Agent will distribute Cash Consideration with respect to the number of such outstanding BB Common Shares equal to the Maximum Cash Conversion Number of outstanding BB Common Shares;

           (iv) Each outstanding BB Common Share covered by a Cash Election and not fully converted into the right to receive the Cash Consideration as set forth in clause (iii) above shall be converted in the Scheme into the right to receive the fraction of a MINT Common Share equal to the BB Exchange Ratio;

           (v) Subject to the provisions of clause (vii) below), the Exchange Agent will distribute the Option Cash Consideration pursuant to a Cashout Election with respect to that number of BB Options subject to such election that, when aggregated with a number of outstanding BB Common Shares subject to a Cash Election, would be convertible into the Maximum Cash Consideration;

           (vi) Each outstanding BB Option covered by a Cashout Election and not fully converted into the right to receive Option Cash Consideration as set forth in clause (v) shall be converted in the Scheme into the right to receive the number of MINT Common Shares calculated pursuant to the formula set forth in subclause (ii) of the second sentence of Section 2.14(a); and

           (vii) The distributions of Cash Consideration in respect of outstanding BB Common Shares and cash in respect of BB Options contemplated by the preceding clauses (iii) and (v) shall be made pro rata based on the ratio of the Maximum Cash Consideration to the aggregate amount of Cash Consideration and cash that would be payable in respect of all outstanding BB Common Stares for which Cash Election has been made and all BB Options for which a Cashout Election has been made among all outstanding BB Common Shares as to which Cash Elections have been made and all BB Options as to which Cashout Elections have been made.

           (d) If Stock Elections are received for a number of BB Common Shares that is equal to or less than the Maximum Stock Conversion Number, each BB Common Share covered by a Stock Election shall be converted in the Scheme into a fraction of a share of Mint Common Shares equal to the BB Exchange Ratio.

           (e) If Stock Elections are received for a number of outstanding BB Common Shares that is in the aggregate in excess of the Maximum Stock Conversion Number, then:

               (i) Each Non-Electing Share and each outstanding BB Common Share for which a Cash Election has been received shall be converted into the right to receive the Cash Consideration multiplied by the number of such BB Common Share;

               (ii) Each Non-Electing BB Option and each BB Option for which a Cashout Election has been received shall be converted into the right to receive the Option Cash Consideration pursuant to the formula set forth in subclause (i) of the second sentence of Section 2.14(a);

               (iii) Subject to the provisions of clause (vii) below, the Exchange Agent will distribute a fraction of a share of Mint Common Stock equal to the BB Exchange Ratio with respect to a number of such outstanding BB Common Shares equal to the Maximum Stock Conversion Number;

               (iv) Each outstanding BB Common Share covered by a Stock Election and not fully converted into the right to receive Common Stock Consideration as set forth in clause (iii) above shall be converted in the Scheme into the right to receive the Cash Consideration multiplied by the number of such BB Common Shares;

               (v) Subject to the provisions of clause (vii) below, the Exchange Agent will distribute a number of shares of Mint Common Stock pursuant to a Conversion Election with respect to that number of BB Options subject to such election that, when aggregated with a number of outstanding BB Common Shares subject to the Stock Election, would be convertible into the Maximum Stock Conversion Number; and

               (vi) Each outstanding BB Option covered a Conversion Election, and not fully converted into the right to receive Option Stock Consideration as set forth in clause (v) shall be converted in the Scheme into the right to receive Option Cash Consideration calculated pursuant to the formula set forth in subclause (i) of the second sentence of Section 2.14(a); and

               (vii) The distributions of the Common Stock Consideration in respect of outstanding BB Common Stock and the Option Stock Consideration in respect to the BB Options contemplated by the preceding clauses (iii) and (v) shall be made pro rata based on the ratio of the Maximum Stock Consideration to the aggregate amount of Common Stock Consideration and Option Stock Consideration that would be distributable in respect of all outstanding BB Common Shares for which a Stock Election has been made and all BB Options for which a Conversion Election has been made among all outstanding BB Common Shares as to which Stock Elections have been made and all BB Options as to which Conversion Elections have been made.

           (f) If Non-Electing Shares or Non-Electing BB Options are not converted under either Section 2.12(c) or Section 2.12(e), the Exchange Agent shall distribute with respect to such Non-Electing Shares or Non-Electing BB
Options:

               (i) Stock Consideration or Option Stock Consideration with respect to a number of such Non-Electing Shares and Non-Electing BB Options, as the case may be, not in excess of that number that will result in the sum of (A) the number of Non-Electing Shares and Non-Electing Options converted into MINT Common Shares pursuant to this Section 2.12(f) and (B) the number of BB Common Shares and BB Options for which Stock Elections and Option Stock Elections have been received equaling the Maximum Stock Consideration;

               (ii) Non-Electing Shares and Non-Electing BB Options not converted into the right to receive the Stock Consideration or Option Stock Consideration as set forth in the preceding sentence shall be converted in the Scheme into the right to receive the Cash Consideration per BB Common Share and the Option Cash consideration per BB Option; and

               (iii) The distribution of Stock Consideration and Option Stock Consideration or Cash Consideration and Option Cash Consideration contemplated by the preceding clauses (i) and (ii) shall be made among all Non-Electing Shares and Non-Electing BB Options pro rata based on the ratio of (A) in the case of the Stock Consideration and Option Stock Consideration, the aggregate Stock Consideration and Option Stock Consideration available for distribution pursuant to clause (i) above to the aggregate amount of Scheme Consideration that would be allocable to all Non-Electing Shares and Non-Electing BB Options if the limitation imposed by clause (i) above did not apply, among all Non-Electing Shares and Non-Election BB Options, and (B) in the case of Cash Consideration and Option Cash Consideration, pro rata among all Non-Electing Shares and Non-Electing BB Options to be converted pursuant to clause (ii) of Section 2.12(f).

           (g) For the purposes of this Section 2.12, outstanding BB Common Shares as to which an Election is not in effect at the Election Deadline shall be called "Non-Electing Shares" and outstanding BB Options as to which a Notice of Exercise is not in effect at the Election Deadline shall be called "Non-Election BB Options". If the Exchange Agent shall determine that any Election is not properly made with respect to any outstanding BB Common Shares, such Election shall be deemed to be not in effect, and the outstanding BB Common Shares covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Shares. If VA and BB shall determine that any election of a Cashout Election or a Conversion Election is not properly made with respect to any BB Option, such election shall be deemed to be not in effect, and the BB Options covered by such election shall, for purposes hereof, be deemed Non-Electing BB Options.

     2.13  Exchange of BB Common Share Certificates.

           (a) Deposit of  Certificates. At the Effective Time, VA and Mint will
               -----------------------
deposit in trust with the Exchange Agent, for the benefit of the holders of BB Common Shares and BB Options, for exchange in accordance with this Article II, the aggregate Scheme Consideration and Option Scheme Consideration.

           (b) Permitted Investments. The cash portion of the aggregate Scheme
               ---------------------
Consideration and the aggregate Option Scheme Consideration shall be invested by the Exchange Agent, as directed by and for the benefit of the VA Surviving Corporation, provided that such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investor Services, Inc. ("Moody's") or Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), and certificates of deposit issued by a commercial bank whose long-term debt obligations are rated at least A2 by Moody's or at least A by S&P, in each case having a maturity not in excess of one year.

           (c) Exchange Procedures. Upon delivery of a share certificate (each,
               -------------------
a "Certificate") to the Exchange Agent for exchange, together with such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Scheme Consideration and the amount of cash in lieu of fractional share interests which such holder has the right to receive pursuant to the provisions of Section 2.13(e). Upon delivery of a Notice of Exercise or such other documents as the Exchange Agent shall require, which shall include a written receipt waiving all of such holder's rights in respect of such BB Option, the BB Option Plans and the Employee Plan Grantor Trust, the holder of a BB Option shall be entitled to receive in exchange therefor the applicable Option Scheme Consideration, subject to reduction for all applicable withholding taxes. In the event of a transfer of ownership of BB Common Shares which is not registered in the transfer records of BB, the applicable Scheme Consideration may be paid to a transferee if the Certificate representing such BB Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid or that an exception is applicable. Until delivered as contemplated by this Section 2.13, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such delivery the applicable Scheme Consideration and cash in lieu of any fractional MINT

Common Shares as contemplated by this Section 2.13. No interest shall be paid or accrued on Scheme Consideration.

           (d) Distributions with Respect to Unexchanged Shares. No dividends or
               ------------------------------------------------
other distributions declared or made after the Effective Time with respect to MINT Common Shares with a record date after the Effective Time shall be paid to the holder of any undelivered Certificate with respect to the MINT Common Shares such holder is entitled to receive and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.13(e), until the holder of record of such Certificate (or a transferee as described in Section 2.13(c)) shall have delivered such Certificate as contemplated in Section 2.13(c). Subject to the effect of unclaimed property, escheat and other applicable laws, following delivery of any such Certificate, there shall be paid to the record holder (or transferee) of the certificates representing whole MINT Common Shares issued in exchange therefor, without interest, (i) at the time of such delivery, the amount of any cash payable in lieu of a fractional MINT Common Share to which such holder (or transferee) is entitled pursuant to
Section 2.13(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole MINT Common Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to delivery and a payment date subsequent to delivery payable with respect to such whole MINT Common Shares, as the case may be.

           (e) No Fractional Shares. No certificates or scrip representing a
               --------------------
fractional MINT Common Share shall be issued upon the delivery for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of MINT. Each holder of BB Common Shares or BB Options who would otherwise be entitled to receive a fractional MINT Common Share will be entitled to receive from the Exchange Agent in accordance with the provisions of this Section 2.13(e), in lieu thereof, an amount of cash (without interest) equal to the product of such fractional interest multiplied by the closing trading price for a MINT Common Share on the day preceding the Closing Date (the aggregate amount of such cash is the "Aggregate Fractional Amount").

           (f) Closing of Transfer Books. From and after the Effective Time, the
               -------------------------
stock transfer books of BB with respect to BB Common Shares issued and outstanding prior to the Effective Time shall be closed and no transfer of any such shares shall thereafter be made. If, after the Effective Time, Certificates are presented to BB or the Exchange Agent, as the case may be, they shall be canceled and exchanged for Scheme Consideration and cash in lieu of fractional MINT Common Shares as provided in this Article II.

           (g) Termination of Exchange Agent. Any certificates representing MINT
               -----------------------------
Common Shares deposited with the Exchange Agent pursuant to Section 2.13(a) and not exchanged within one year after the Effective Time pursuant to this Section
2.13 shall be returned by the Exchange Agent to MINT, which shall thereafter act as Exchange Agent. All cash and investments thereof pursuant to Section 2.13(b) held at the end of the one year period after the Effective Time shall be remitted to MINT, after which time any holder of undelivered Certificates shall look as a general creditor only to MINT for payment of such funds to which such holder may be due, subject to applicable law. MINT shall not be liable to any Person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

           (h) Affiliates. Notwithstanding anything herein to the contrary,
               ----------
Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 5.14) of BB shall not be exchanged until MINT has received a written agreement from such Person as provided in Section 5.14 hereof.

     2.14  Stock Options.

           (a) Each BB Option outstanding as of the Effective Time shall be treated as fully exercisable in accordance with the terms of the applicable BB Option Plan and stock option agreement. Each holder of any such BB Option may exercise any such BB Option by delivering a notice of exercise (a "Notice of Exercise"), the form of which shall be mutually agreeable to VA and BB and which shall contain a waiver or acknowledgment of full satisfaction of all rights in respect of such BB Options, the BB Option Plans and the Employee Plan Grantor Trust, to the Exchange Agent prior to the Election Deadline and requesting that, in the Scheme, he or she receive in respect of such BB Option (i) the excess of the Cash Consideration payable in respect of the BB Common Shares issuable in connection with the exercise of such BB Option over the exercise price payable in respect of such BB Option (the "Option Cash Consideration"), (a "Cashout Election"), and/or (ii) a number of shares of MINT Common Stock (the "Option Stock Consideration" and, together with the Option Cash Consideration, the "Option Scheme Consideration"), equal to (x) the quotient of (A) the amount of such excess divided by (B) the amount of the Cash Consideration (a "Conversion Election") multiplied by (y) the BB Exchange Ratio of a MINT Common Share, in each case in full and complete satisfaction of his or her rights in respect of such BB Option. Subject to Section 2.12, the net amount of the cash payable in connection with a Cashout Election shall be paid by the Exchange Agent pursuant to Section 2.13(c) without interest to the holder as soon as reasonably practicable following the Effective Time, but in no event more than 5 days following the Effective Time, but subject to reduction for all applicable withholding taxes. Prior to the Effective Time, BB shall take such actions, including, without limitation, action by appropriate committee of the Board of Directors of BB, necessary to permit the application of the provisions of
Section 2.12 with respect to any Non-Electing BB Options.

           (b) At the Effective Time, BB shall take such action as may be necessary to pay to each participant in the BB Directors Unit Plan an amount equal to the sum of the number of Share Units credited to such participant's account under the Plan multiplied by the Cash Consideration plus the amount of any other cash credited to such participant's account in accordance with the terms of such Plan. BB shall use commercially reasonable efforts to terminate, immediately prior to the Effective Time, the Directors Plan Grantor Trust, distribute all of the assets held in the Trust to BB and obtain a waiver or acknowledgment of full satisfaction of all rights in respect of such Plan and the Directors Plan Grantor Trust from each participant receiving a distribution from such Plan.

           (c) BB shall use commercially reasonable efforts to terminate, immediately prior to the Effective Time, the Employee Plan Grantor Trust and to distribute all of the assets held in the Trust to BB.

           (d) Prior to the Effective Time, BB and VA shall use commercially reasonable efforts to procure that (i) the Octavian Plan be terminated in consideration of the payment of such consideration as the participants in such Plan and VA shall mutually agree or (ii) if the Octavian Plan is not terminated pursuant to clause (i), the terms of the Octavian Plan be amended such that (x)
                                                                             -
the book value of BB for purposes of determining the option grants for the year 2000 be set at the first to occur of (A) December 31, 1999 or (B) the Closing
                                      -                        -
Date and (y) the participants in such Plan will, from and after the Effective
          -
Time, be entitled to receive, in lieu of options with respect to BB Common Shares, options to purchase a number of Mint Common Shares equal to the product of the number of BB Common Shares subject to such options multiplied by the BB Exchange Ratio provided that Mint shall in no event be obligated to issue options in respect of Mint Common Shares in excess of 600,000 BB Common Shares multiplied by the BB Exchange Ratio in the aggregate. The exercise price or prices for such replacement options will be set such that the aggregate exercise price payable in respect of the options on BB Common Shares will equal the aggregate exercise price payable in respect of the exercise of such replacement options.

           (e) Each outstanding option in respect of VA Common Shares shall from and after the Effective Time represent an option in respect of an equal number of MINT Common Shares on the same terms and conditions.

     2.15 Best Efforts To Increase Maximum Cash Consideration. VA shall use best efforts to increase the Maximum Cash Consideration to an amount equal to 50% of the sum of the Scheme Consideration and Option Scheme Consideration prior to the mailing of the Proxy Statement/Prospectus in connection with the VA Shareholders Meeting and to enter into an amendment to this Agreement to effect such increase. To the extent VA shall so increase the Maximum Cash Consideration, VA may, at its election, decrease the Maximum Cash Consideration, but in no event shall the sum of the percentages referred to in Maximum Cash Consideration and Maximum Stock Consideration, as so increased or decreased, be less than 100%.

     2.16 Closing. On the date which is the third business day after the satisfaction of the last of the unsatisfied conditions set forth in Articles VI and VII hereof, but not prior to December 3, 1999 (it being understood that this limitation is for the benefit of, and may be waived by, VA) (or such other time as the parties may mutually agree) (the "Scheduled Closing Date"), a closing (the "Closing") will be held at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 (or such other place as the parties may agree) for the purpose of confirming all of the foregoing; provided, that nothing in
                                                    --------
this Section 2.16 shall be deemed to affect (i) the conditions to the respective parties' obligations hereunder contained in Articles VI and VII hereof or (ii)
Article IX hereof. Notwithstanding the foregoing, the date and time at which such Closing actually occurs are herein referred to as the "Closing Date."

     2.17 Tax Consequences. It is intended by the parties hereto that the Merger will qualify as a reorganization within (i) the meaning of Section 368(a) of the Internal Revenue Code and (ii) the Merger together with the Scheme, when integrated, will be treated as a transaction described in Section 351 of the Internal Revenue Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Section 1.368-1(c) of the United States Treasury Regulations.

     2.18  VA Governance.

           (a) At the Effective Time, the Articles of Incorporation and By-laws of MINT shall be in the form of the Articles of Incorporation and By-Laws of VA.

           (b) Board of Directors; Committees. VA shall use its best efforts to cause Nigel Rogers and two other persons to be designated by BB, subject to the approval of VA, to be elected members of the Board of Directors of MINT immediately after the Effective Time.


                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BB

     As an inducement to VA to enter into this Agreement, and except as otherwise disclosed to VA in a letter delivered to it prior to the execution hereof (the "BB Disclosure Letter") BB hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to VA:

     3.1 Organization, Standing and Corporate Power. Each of BB and its Subsidiaries is a corporation duly organized, validly existing and, where relevant under applicable law, is in good standing under the laws of the respective jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of BB and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on BB. BB has made available to VA complete and correct copies of its Certificate of Incorporation, Memorandum of Association (or other organizational documents) and Bye-laws and the articles of association (or other organizational documents) and bylaws of its Subsidiaries, in each case as amended to the date hereof.

     3.2 Subsidiaries. Section 3.2 of the BB Disclosure Letter lists each subsidiary of BB. All the outstanding shares of capital stock of, or other ownership interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Section 3.2 of the BB Disclosure Letter, are owned directly or indirectly by BB, free and clear of all liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or such other ownership interest).

     3.3 Capital Structure. Section 3.3 of the BB Disclosure Letter sets forth, as of the date hereof, the authorized capital stock of BB, the number of such shares issued and outstanding, the number of such shares held by BB in its treasury, the number of such shares subject to options and the BB Option Plans under which such options were granted, and the number of such shares reserved for issuance under each such BB Option Plan. There are no outstanding stock appreciation rights ("SARs") or rights (other than the BB Options listed in Section 3.3 of the BB Disclosure Letter) to receive shares of the capital stock of BB on a deferred basis granted under any of BB Option Plans or otherwise.
Section 3.3 of the BB Disclosure Letter sets forth a true and complete list of all options to acquire shares of BB's capital stock, the number of shares subject to each such option, the grant dates and the exercise prices thereof. All outstanding shares of capital stock of BB are, and all shares which may be issued pursuant to this Agreement or BB Option Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of BB having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of BB may vote are issued or outstanding. Except as set forth above, as of the date of this Agreement, there are no preemptive or other outstanding securities, options, warrants, calls, rights, conversion rights, redemption rights, repurchase rights, commitments, agreements, arrangements or undertakings of any kind to which BB or any of its Subsidiaries is a party or by which any of them is bound obligating BB or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of BB or any of its Subsidiaries, or giving any person a right to subscribe for or acquire, any securities of BB or any of its Subsidiaries or obligating BB or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, conversion right, redemption right, repurchase right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of BB or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of BB or any of its Subsidiaries. There are no outstanding contractual obligations of BB to vote or to dispose of any shares of the capital stock of any of its Subsidiaries.

     3.4   Authority; Noncontravention.

           (a) BB has all requisite corporate power and authority to enter into this Agreement and the Other Agreements to which it is a party and, subject to receipt of the BB Shareholder Approval, to consummate the transactions contemplated by this Agreement and the Other Agreements to which it is a party. The execution and delivery of this Agreement and the Other Agreements to which it is a party by BB and the consummation of the transactions contemplated by this Agreement and the Other Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of BB, subject to receipt of the BB Shareholder Approval in the case of this Agreement. This Agreement and the Other Agreements to which it is a party have been duly executed and delivered by BB and, assuming the due execution and delivery of each such agreement by the counterparties thereto, each such agreement constitutes a valid and binding obligation of BB as to BB's obligations therein, enforceable against BB in accordance with its terms. The execution and delivery of this Agreement and the Other Agreements to which it is a party do not, and the consummation of the transactions contemplated by, and compliance with the provisions of this Agreement and the Other Agreements to which it is a party by BB will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of BB or any of its Subsidiaries under, (A) Memorandum of Association (or other organizational documents) and By-laws of BB, in each case as amended to the date hereof or, except as set forth in Section 3.4 of the BB Disclosure Letter, the memorandum, the comparable organizational documents and bylaws of any of BB's Subsidiaries, (B) except as set forth in Section 3.4 of the BB Disclosure Letter, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to BB or any of its Subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BB or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, obligations, losses, rights, liens, judgments, orders, decrees, statutes, laws, ordinances, rules or regulations that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on BB. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, is required by or with respect to BB or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Other Agreements to which it is a party by BB or the consummation by BB of any of the transactions contemplated by this Agreement and the Other Agreements to which it is a party except for (A) the filing of a premerger notification and report form by BB under the HSR Act; (B) the filing with the SEC of (1) the Form S-4, (2) a proxy statement relating to the BB Shareholders Meeting (such proxy statement, together with the proxy statement relating to the VA Shareholders Meeting and the prospectus relating to the issuance of the MINT Common Shares, in each case as amended or supplemented from time to time, the "Proxy Statement/Prospectus") and (3) such reports under the Exchange Act, as may be required in connection with this Agreement, the Other Agreements to which it is a party and the transactions contemplated hereby and thereby; (C) the filing with the applicable Registrars of the application for registration of the order sanctioning the Scheme and such other documents as are required by the BCA, and such filings with Governmental or Regulatory Authorities to satisfy the applicable requirements of state securities or "blue sky" laws; (D) such filings with and approvals of the NYSE to permit the MINT Common Shares that are to be issued in the Merger and the Scheme to be listed on the NYSE; (E) filings in respect of, and approvals and authorizations of, and, as applicable, the expiration of applicable waiting periods of Lloyd's and of Governmental and Regulatory Authorities in the U.K. and Canada (the "BB Designated Insurance Approvals"); and (F) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on BB.

           (b) As of the date hereof, the Board of Directors of BB has approved and declared advisable and in the best interests of the shareholders of BB this Agreement and the Scheme, and has approved Other Agreements to which it is a party and the transactions contemplated by this Agreement and Other Agreements to which it is a party.

     3.5   SEC Documents; Undisclosed Liabilities; SAP Statements.

           (a) BB has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996 (including all filed reports, schedules, forms, statements and other documents whether or not required, the "BB SEC Documents"). As of their respective dates, the BB SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such BB SEC Documents, and none of the BB SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any BB SEC Document has been revised or superseded by a later filed BB SEC Document, none of the BB SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of BB included in the BB SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or in the BB SEC Documents) and fairly present the consolidated financial position of BB and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the BB SEC Documents or disclosed in Section 3.5(a) of the BB Disclosure Letter, neither BB nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of BB and its consolidated Subsidiaries or in the notes thereto.

           (b) BB conducts its material insurance operations through those companies listed in Section 3.5 of the BB Disclosure Letter (collectively, the "BB Insurance Subsidiaries"). Each of the BB Insurance Subsidiaries has filed all annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled or as may be required by any applicable Governmental or Regulatory Authority on forms prescribed or permitted by such authority (collectively, the "BB SAP Statements"). BB has delivered or made available to VA all of the BB SAP Statements for each BB Insurance Subsidiary for the periods beginning January 1, 1996, each in the form (including exhibits, annexes and any amendments thereto) filed with the applicable insurance regulatory agencies. Financial statements included in the BB SAP Statements and prepared on a statutory basis, including the notes thereto, were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority consistently applied for the periods covered thereby and present fairly the statutory financial position of such BB Insurance Subsidiaries as at the respective dates thereof and the results of operations of such BB Insurance Subsidiaries for the respective periods then ended. The BB SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and to the knowledge of BB no material deficiency has been asserted with respect to any BB SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. The statutory balance sheets and income statements included in the BB SAP Statements required to be audited have been audited, and BB has delivered or made available to VA true and complete copies of all audit opinions related thereto for periods beginning January 1, 1996. BB has delivered or made available to VA true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies received by BB on or after January 1, 1996, relating to the BB Insurance Subsidiaries.

     3.6   Liabilities and Reserves.

           (a) The reserves carried on the BB SAP Statements of each of BB and its Subsidiaries for the quarter ended March 31, 1999 for losses, claims and similar purposes (including claims litigation) were, as of such date, in compliance in all material respects with the requirements for reserves established by the appropriate regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled or as may be required by any applicable Governmental or Regulatory Authority, were determined in all material respects in accordance with generally accepted actuarial standards and principles consistently applied, and were fairly stated in all material respects in accordance with actuarial and statutory accounting practices.

           (b) Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, to the knowledge of BB, no claim or assessment is pending or threatened against any of BB's Subsidiaries which is peculiar or unique to such Subsidiary by any governmental insurance guaranty associations or Lloyds in connection with such association's or Lloyds' fund relating to insolvent insurers which if determined adversely, would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

     3.7   Investment Advisory and Investment Company Matters.

           (a) Except as set forth in Section 3.7 of the BB Disclosure Letter, neither BB nor any of its Subsidiaries conducts activities of or is otherwise deemed under law (1) to control an "investment adviser," as such term is defined in Section 2(a)(20) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), whether or not registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), or any person required to be registered as an investment company under the Investment Company Act. Except as set forth in Section 3.7 of the BB Disclosure Letter, neither BB nor any of its Subsidiaries carries on investment business in the United Kingdom as defined in the Financial Services Act 1986, whether or not authorized under Chapter III, or being an exempted person under Chapter IV of that Act. Neither BB nor any of its Subsidiaries is an "investment company" as defined in the Investment Company Act, and neither BB nor any of its Subsidiaries is a promoter (as such term is defined in Section 2(a)(30) of the Investment Company Act) of any person that is such an investment company.

           (b) Except as set forth in Section 3.7 of the BB Disclosure Letter, neither BB nor any of its Subsidiaries conducts activities of, controls, owns more than a 20% interest in, or is deemed under applicable law to control, any Person that is an investment adviser as defined in the Investment Advisers Act, whether or not registered under such Act, other than such an investment adviser whose only clients are "insurance companies" as defined in Section 2(a)(17) of the Investment Company Act.

     3.8 Information Supplied. None of the information supplied or to be supplied by BB for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus is first mailed to the holders of BB Common Shares or at the time of the BB Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the respective rules and regulations promulgated thereunder, except that no representation or warranty is made by BB with respect to statements made or incorporated by reference therein based on information supplied by VA specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement/Prospectus.

     3.9 Absence of Certain Changes or Events. Except as disclosed in the BB SEC Documents filed and publicly available prior to the date of this Agreement or in Section 3.9 of the BB Disclosure Letter, since the date of the most recent audited financial statements included in the BB SEC Documents, BB has conducted its business only in the ordinary course, and there has not been since such date, (i) any Material Adverse Change in BB, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of BB's capital stock (other than regular quarterly dividends), (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (A) any granting by BB or any of its Subsidiaries to any director, executive officer or key employee of BB or any of its Subsidiaries of any award or incentive payment or increase in compensation or benefits, except in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of September 30, 1998 (copies of which have been delivered to VA), (B) any granting by BB or any of its Subsidiaries to any such director, executive officer or key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of this Agreement (copies of which have been made delivered to VA) or (C) any entry by BB or any of its Subsidiaries into any employment, severance or termination agreement with any such director, executive officer or key employee, (v) any change in accounting methods, principles or practices by BB materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP or (vi) any condition, event or occurrence which would be reasonably likely to prevent, hinder or materially delay the ability of BB to consummate the transactions contemplated by this Agreement or the Other Agreements to which it is a party.

     3.10 Litigation. There is no suit, action or proceeding pending or, to the knowledge of BB, threatened against or affecting BB or any of its Subsidiaries or any of their respective officers or employees that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on BB nor is there any judgment, decree, injunction, rule or order of any Governmental or Regulatory Authority or arbitrator outstanding against BB or any of its Subsidiaries having, or which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BB; provided that for purposes of
                                                --------
this Section 3.10 any such suit, action, proceeding, judgment, decree, injunction, rule or order arising after the date hereof shall not be deemed to have a Material Adverse Effect on BB if and to the extent such suit, action, proceeding, judgment, decree, injunction, rule or order (or any relevant part thereof) is based on this Agreement, the Other Agreements to which it is a party or the transactions contemplated hereby or thereby.

     3.11 Labor Relations. Except as set forth in Section 3.11 of the BB Disclosure Letter or the BB SEC Documents, (i) BB and its Subsidiaries have complied with all Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining and there are no controversies pending or, to the knowledge of BB, threatened, between BB or any of its Subsidiaries and any of their respective employees, except such non-compliance or controversies which have not had, and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on BB; (ii) neither BB nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by BB or its Subsidiaries, nor does BB know of any activities or proceedings of any labor union to organize any such employees; and (iii) BB does not have knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of BB or any of its Subsidiaries which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on BB.

     3.12 Benefit Plans. Except as described in Section 3.12 of BB Disclosure Letter and except as would not reasonably be expected to have a Material Adverse Effect on BB, (i) each Employee Benefit Plan conforms to, and its administration is in conformity with, all applicable laws, no liability has been or is expected to be incurred by BB or any of its Subsidiaries with respect to any Employee Benefit Plan except regular periodic contributions to such plans and full payment has been made of all amounts that BB or any of its Subsidiaries is required to have paid as contributions to each Employee Benefit Plan, (ii) to BB's knowledge, the current value of accrued benefits of each Employee Benefit Plan that is a defined benefit plan does not exceed the current value of such plan's assets, (iii) BB has made available to VA a true and correct copy of each of the Employee Benefit Plans, and all applicable trust agreements and all contracts relating thereto, or to the funding thereof, (iv) all Employee Benefit Plans intended to satisfy applicable Tax qualification requirements, or other requirements necessary to secure favorable Tax or other legal treatment comply in all material respects with such requirements, and (v) adequate accruals for all obligations under the Employee Benefit Plans are reflected in the financial statements included in the BB SEC Documents. Except as set forth in Section 3.12 of the BB Disclosure Letter, no employee of BB will be entitled to any additional benefits or any acceleration of the time of payment, funding or vesting of any benefits under any BB Benefit Plan as a result of the transactions contemplated by this Agreement.

     3.13  Tax Matters.

           (a) To the knowledge of BB, none of BB and its Subsidiaries has, nor has it had, any income which is, or has been, subject to the United States federal income tax as income that is effectively connected with the conduct of a trade or business within the United States, within the meaning of Section 882(a)(1) of the Code. BB and its Subsidiaries have filed, or caused to be filed with the appropriate Governmental or Regulatory Authorities, all income Tax Returns and all other material Tax Returns required to be filed on or prior to the date hereof which, if not filed, would have a Material Adverse Effect on BB, and have paid in full all Taxes (including Taxes withheld from employees' salaries and other withholding Taxes and obligations) shown to be due on such Tax Returns, and the most recent financial statements of BB included in the BB SEC Documents reflect an adequate reserve in accordance with GAAP for all Taxes payable by BB and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, except for inadequately reserved Taxes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. All written assessments of Taxes due and payable by or on behalf of BB or any of its Subsidiaries have either been paid or provided for (in accordance with GAAP) except for assessments that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

           (b) There are no material audits, administrative proceedings or court proceedings regarding Taxes pending against BB or any of its Subsidiaries and wherein an adverse determination or ruling, for any one of, or all such, audits or proceedings, would reasonably be expected to have a Material Adverse Effect. No deficiencies for any Tax have been proposed in writing, asserted or assessed, except for deficiencies that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

           (c) To BB's knowledge, BB and its Subsidiaries did not have for the year ended December 31, 1998, and BB does not expect BB or any of its Subsidiaries to have for the period commencing January 1, 1999 and ending at the earlier of December 31, 1999 and the Effective Time (treating such period as if it were a taxable year) "related person insurance income" within the meaning of
Section 953(c)(2) of the Code in excess of the exceptions provided in Sections

953(c)(3)(B) of the Code or, if such exception is not available for such year or such period, BB and its Subsidiaries qualified for such year or for such period, as the case may be, for the exception provided in Section 953(c)(3)(A) of the Code.

           (d) Except as disclosed in Section 3.13(d) of the BB Disclosure Letter, to BB's knowledge, neither BB nor any of its Subsidiaries is, nor has BB or any of its Subsidiaries ever been, a "controlled foreign corporation" within the meaning of Section 957(a) or 957(b) of the Code.

     3.14 No Excess Parachute Payments. Except as set forth in Section 3.14 of the BB Disclosure Letter, no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement, either alone or together with other events, by any employee, officer or director of BB or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or the BB Benefit Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

     3.15 Compliance with Applicable Laws. Each of BB and its Subsidiaries and, where applicable, each of their respective officers and employees, has in effect all Licenses and Permits necessary for it to own, lease or operate its assets and to carry on its business as now conducted, and there has occurred no default under or limitation with respect to any such Licenses and Permits, except for the lack of Licenses and Permits and for defaults or limitations under Licenses and Permits which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on BB. To the knowledge of BB, BB and its Subsidiaries are, and have been, in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental or Regulatory Authority, including Insurance Laws, except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on BB. To the knowledge of BB, the businesses and operations of each of BB and its Subsidiaries are being and have been conducted in compliance in all respects with all applicable Insurance Laws, except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on BB. No investigation, examination or review by any Governmental or Regulatory Authority with respect to BB or any of its Subsidiaries is pending or, to the knowledge of BB, threatened, nor has any Governmental or Regulatory Authority indicated an intention to conduct the same, except for those the outcome of which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on BB. Any of BB and its Subsidiaries which is registered as either a Managing Agent at Lloyds or a Corporate Member at Lloyds has not, since its first registration, had such registration withdrawn, and no notice has been given by Lloyds to the effect that (and, to the knowledge of BB, no circumstances exist such that) such registration will or is likely to be withdrawn or reviewed and no conditions, obligations or undertakings have been imposed on such registration, other than those applicable to managing agents or corporate members at Lloyd's generally.

     3.16 Properties. Except as disclosed in the BB SEC Documents, each of BB and its Subsidiaries (i) has good, clear and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the most recent BB SEC Document as being owned by BB or one of its Subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to BB's business on a consolidated basis (except properties and assets sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Encumbrances except (1) statutory liens securing payments not yet due and (2) such imperfections or irregularities of title or other Encumbrances (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust and
(ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in the most recent BB SEC Document or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the BB's knowledge, the lessor.

     3.17 Voting Requirements. The affirmative vote at the BB Shareholders Meeting (the "BB Shareholder Approval") of the holders of a majority in number representing at least 75 percent of the voting power of all outstanding BB Common Shares present and voting at the BB Shareholders Meeting to adopt this Agreement is the only vote of the holders of any class or series of BB's capital stock necessary to approve and adopt this Agreement, the Other Agreements to which it is a party, and the transactions contemplated hereby and thereby.

     3.18 Takeover Statutes. To the knowledge of BB, no takeover statute, and no anti-takeover provision in BB's Memorandum of Association (or other organizational documents) and Bye-laws, is applicable to the Scheme or the other transactions contemplated by this Agreement or the Other Agreements to which it is a party.

     3.19 Brokers. No broker, investment banker, financial adviser or other person, other than DLJ, the fees and expenses of which will be paid by BB, is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BB. BB has delivered to VA true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

     3.20 Related Party Transactions. Except for the transactions described in the BB SEC Reports or Section 3.20 of the BB Disclosure Letter, all transactions involving BB or any of the Subsidiaries that are required to be disclosed in the BB SEC Reports in accordance with Item 404 of Regulation S-K have been so disclosed, and to the knowledge of BB, since December 31, 1998, neither BB nor any of its Subsidiaries has entered into any transactions that would be required to be disclosed in future public filings under the Exchange Act pursuant to such Item which have not already been disclosed in the BB SEC Reports filed prior to the date hereof.

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     3.21  Material Contracts. Other than Contracts or amendments thereto that are required to be filed and have been filed as an exhibit to the latest Form 10-K filed by BB with the SEC, and except as set forth in Section 3.21 of the BB Disclosure Letter, there are no Contracts that are material to the business, financial position or results of operations of BB, including (i) any employment, severance, termination, consulting or retirement contract providing for aggregate payments to any individual in any calendar year in excess of $500,000,
(ii) any contract relating to the borrowing of money or the guarantee of any such obligation (other than contracts evidencing fully secured repurchase agreements, trade payables, and contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any material agency, third party administrator, management or other service contracts and (iv) any material contract or agreement between or among BB and its Subsidiaries.

     3.22 Intellectual Property. Except as, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on BB, BB does not have knowledge of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product or service as now used, sold or licensed or proposed for use, sale or license by BB or any of its Subsidiaries, infringes on any copyright, patent, trademark, trade name, service mark or trade secret; (ii) against the use by BB or any of its Subsidiaries, of any copyrights, patents, trademarks, trade names, service marks, trade secrets, technology, know-how or computer software programs and applications used in the business of BB or any of its Subsidiaries as currently conducted or as proposed to be conducted; (iii) challenging the ownership, validity or effectiveness of any BB Intellectual Property Rights or other trade secret material to BB; or
(iv) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by BB or any of its Subsidiaries.

     3.23 No Regulatory Disqualifications. To the knowledge of BB, no event has occurred or condition exists or, to the extent it is within the reasonable control of BB, will occur or exist with respect to BB that, in connection with obtaining any approval of any Governmental or Regulatory Authority required for the Scheme, would cause BB to fail to satisfy any applicable statute or written regulation of any applicable insurance regulatory authority that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on BB.

     3.24 Insurance Ratings. As of the date hereof, BB has no reason to believe that any rating presently held by BB or any of its Subsidiaries is likely to be modified, qualified, lowered or placed under surveillance for a possible downgrade for any reason other than as a result of the transactions contemplated hereby.

     3.25 Reinsurance, etc. BB has no reason to believe that any material amount recoverable pursuant to any material Reinsurance Agreement applicable to the BB Insurance Subsidiaries or their properties or assets reflected in the BB, SAP Statements is not fully collectible in due course. Each BB Insurance Subsidiary is entitled to take full credit in its SAP Statements pursuant to Insurance Laws, rules and regulations for such reinsurance, coinsurance or excess insurance ceded pursuant to any such Reinsurance Agreement. Except as set forth in Section 3.25 of the BB Disclosure Letter,

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

there are no assumption reinsurance contracts or arrangements entered into by any BB Insurance Subsidiary in which such BB Insurance Subsidiary has ceded risk to any other Person which are material individually or in the aggregate to BB and its Subsidiaries taken as a whole.

     3.26 Derivatives. As of December 31, 1998, none of BB and the BB Subsidiaries was subject to any material exposure, individually or in the aggregate, under any futures or option contracts, swaps, hedges or similar instruments ("Derivatives") to which BB or any of BB Subsidiaries is a party.


                                  ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF VA

     As an inducement to BB to enter into this Agreement, and except as otherwise disclosed to BB in a letter delivered to it prior to the execution hereof (the "VA Disclosure Letter") VA hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to BB:

     4.1 Organization, Standing and Corporate Power. Each of VA and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of VA and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on VA. VA has made available to BB complete and correct copies of its articles of incorporation (or other organizational documents) and bylaws and the articles of incorporation (or other organizational documents) and bylaws of its Subsidiaries, in each case as amended to the date hereof.

     4.2 Subsidiaries. Except for directors' qualifying shares, all the outstanding shares of capital stock of, or other ownership interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by VA, free and clear of all liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or such other ownership interest).

     4.3 Capital Structure. Section 4.3 of the VA Disclosure Letter sets forth, as of the date hereof, the authorized capital stock of VA, the number of such shares issued and outstanding, the number of such shares subject to options and the VA Option Plans under which such options were granted and the number of such shares reserved for issuance under each such VA Option Plan. There are no outstanding SARs or rights (other than the stock options listed in Section 4.3 of the VA Disclosure Letter) to receive shares of the capital stock of VA on a deferred basis granted under any of VA Stock Option Plans or otherwise. All outstanding shares of capital stock of VA are, and all

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shares which may be issued pursuant to this Agreement or VA Stock Option Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of VA having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of VA may vote are issued or outstanding. Except as set forth above, as of the date of this Agreement, there are no preemptive or other outstanding securities, options, warrants, calls, rights, conversion rights, redemption rights, repurchase rights, commitments, agreements, arrangements or undertakings of any kind to which VA or any of its Subsidiaries is a party or by which any of them is bound obligating VA or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of VA or any of its Subsidiaries, or giving any person a right to subscribe for or acquire, any securities of VA or any of its Subsidiaries or obligating VA or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, conversion right, redemption right, repurchase right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of VA or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of VA or any of its Subsidiaries. There are no outstanding contractual obligations of VA to vote or to dispose of any shares of the capital stock of any of its Subsidiaries.

     4.4   Authority; Noncontravention.

           (a) VA has all requisite corporate power and authority to enter into this Agreement and Other Agreements to which it is a party and, subject to receipt of the VA Shareholder Approval, to consummate the transactions contemplated by this Agreement and the Other Agreements to which it is a party. The execution and delivery of this Agreement and the Other Agreements to which it is a party by VA and the consummation of the transactions contemplated by this Agreement and the Other Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of VA, subject to receipt of the VA Shareholder Approval in the case of this Agreement. This Agreement and the Other Agreements to which it is a party have been duly executed and delivered by VA and, assuming the due execution and delivery of each such agreement by the counterparties thereto, each such agreement constitutes a valid and binding obligation of VA as to VA's obligations therein, enforceable against VA in accordance with its terms. The execution and delivery of this Agreement and the Other Agreements to which it is a party do not, and the consummation of the transactions contemplated by this Agreement, the Other Agreements to which it is a party and compliance with the provisions of this Agreement and the Other Agreements to which it is a party by VA will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of VA or any of its Subsidiaries under, (A) the articles of incorporation (or other organizational documents) and bylaws of VA, in each case as amended to the date hereof or the comparable charter or organizational documents and bylaws of any of VA's Subsidiaries, (B) except as set forth in Section 4.4 of the VA Disclosure Letter, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit,

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

concession, franchise or license applicable to VA or any of its Subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to VA or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, obligations, losses, rights, liens, judgments, orders, decrees, statutes, laws, ordinances, rules or regulations that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on VA. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, is required by or with respect to VA or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Other Agreements to which it is a party by VA or the consummation by VA of any of the transactions contemplated by this Agreement and the Other Agreements to which it is a party, except for (A) the filing of a premerger notification and report form by VA under the HSR Act; (B) the filing with the SEC of (1) the Form S-4, (2) the Proxy Statement/Prospectus relating to the VA Shareholders Meeting and (3) such reports under the Exchange Act, as may be required in connection with this Agreement, the Other Agreements to which it is a party and the transactions contemplated hereby and thereby; (C) the filing of appropriate documents with the relevant authorities of other states and jurisdictions in which VA is qualified to do business and such filings with Governmental or Regulatory Authorities to satisfy the applicable requirements of state securities or "blue sky" laws; (D) such filings with and approvals of the NYSE to permit the MINT Common Shares that are to be issued in the Merger to be listed on the NYSE; (E) filings in respect of, and approvals and authorizations of, and, as applicable, the expiration of applicable waiting periods of, the respective Commissioners of Insurance of the states of California, Delaware, Illinois, New Jersey and Virginia (the "VA Designated Insurance Approvals"); and (F) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on VA.

           (b) As of the date hereof, the Board of Directors of VA has approved and declared advisable and in the best interest of the shareholders of VA this Agreement and the Merger, and has approved Other Agreements to which it is a party and the other transactions contemplated by this Agreement and Other Agreements to which it is a party.

     4.5   SEC Documents; Undisclosed Liabilities; SAP Statements.

           (a) VA has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996 (including all filed reports, schedules, forms, statements and other documents whether or not required, the "VA SEC Documents"). As of their respective dates, the VA SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such VA SEC Documents, and none of the VA SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any VA SEC Document has been revised or superseded by a later filed VA SEC Document, none of the VA SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of VA included in the VA SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or in the VA SEC Documents) and fairly present the consolidated financial position of VA and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the VA SEC Documents, neither VA nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by U.S. generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of VA and its consolidated Subsidiaries or in the notes thereto.

           (b) VA conducts its material insurance operations through those companies listed in Section 4.5 of the VA Disclosure Letter (collectively, the "VA Insurance Subsidiaries"). Each of the VA Insurance Subsidiaries has filed all annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled or as may be required by any Governmental or Regulatory Authority on forms prescribed or permitted by such authority (collectively, the "VA SAP Statements"). VA has delivered or made available to BB all of the VA SAP Statements for each VA Insurance Subsidiary for the periods beginning January 1, 1996, each in the form (including exhibits, annexes and any amendments thereto) filed with the applicable state insurance regulatory agency. Financial statements included in the VA SAP Statements and prepared on a statutory basis, including the notes thereto, were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority consistently applied for the periods covered thereby and present fairly the statutory financial position of such VA Insurance Subsidiaries as at the respective dates thereof and the results of operations of such VA Insurance Subsidiaries for the respective periods then ended. The VA SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any VA SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. The statutory balance sheets and income statements included in the VA SAP Statements required to be audited have been audited, and VA has delivered or made available to BB true and complete copies of all audit opinions related thereto for periods beginning January 1, 1996. VA has delivered or made available to BB true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies received by VA on or after January 1, 1996 relating to the VA Insurance Subsidiaries.

     4.6   Liabilities and Reserves.

           (a) The reserves carried on the VA SAP Statements of each of VA and its Subsidiaries for the quarter ended March 31, 1999 for losses, claims and similar purposes (including claims litigation) were, as of such date, in compliance in all material respects with the requirements for reserves established by the jurisdiction in which it is domiciled or commercially domiciled, were determined in all material respects in accordance with generally accepted actuarial standards and principles consistently applied, and were fairly stated in all material respects in accordance with actuarial and statutory accounting practices.

           (b) Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, to the knowledge of VA, no claim or assessment is pending or threatened against any of VA's Subsidiaries which is peculiar or unique to such Subsidiary by any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers which if determined adversely, would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

     4.7   Investment Advisory and Investment Company Matters.

           (a) Except as set forth in Section 4.7 of the VA Disclosure Letter, neither VA nor any of its Subsidiaries conducts activities of or is otherwise deemed under law to control an "investment adviser," as such term is defined in
Section 2(a)(20) of the Investment Company Act, whether or not registered under the Investment Advisers Act, or any person required to be registered as an investment company under the Investment Company Act. Neither VA nor any of its Subsidiaries is an "investment company" as defined in the Investment Company Act, and neither VA nor any of its Subsidiaries is a promoter (as such term is defined in Section 2(a)(30) of the Investment Company Act) of any person that is such an investment company.

           (b) Except as set forth in Section 4.7 of the VA Disclosure Letter, neither VA nor any of its Subsidiaries conduct activities of, controls, owns more than a 20% interest in, or is deemed under applicable law to control, any person that is an investment adviser as defined in the Investment Advisers Act, whether or not registered under such Act, other than such an investment adviser whose only clients are "insurance companies" as defined in Section 2(a)(17) of the Investment Company Act.

     4.8 Information Supplied. None of the information supplied or to be supplied by VA for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus is first mailed to the holders of VA Common Shares or at the time of the VA Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the respective rules and regulations promulgated thereunder, except that no representation or warranty is made by VA with respect to statements made or incorporated by reference therein based on information supplied by BB specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement/Prospectus.

     4.9 Absence of Certain Changes or Events. Except as disclosed in the VA SEC Documents filed and publicly available prior to the date of this Agreement or in
Section 4.9 of the VA Disclosure Letter, since the date of the most recent audited financial statements included in the VA SEC Documents, VA has conducted its business only in the ordinary course, and there has not been since such date, (i) any Material Adverse Change in VA, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of VA's capital stock, ) (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) any change in accounting methods, principles or practices by VA materially affecting its assets, liabilities or business, except insofar as may have been required by a change in U.S. generally accepted accounting principles or (v) any condition, event or occurrence which would be reasonably likely to prevent, hinder or materially delay the ability of VA to consummate the transactions contemplated by this Agreement or the Other Agreements to which it is a party.

     4.10 Litigation. There is no suit, action or proceeding pending or, to the knowledge of VA, threatened against or affecting VA or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on VA nor is there any judgment, decree, injunction, rule or order of any Governmental or Regulatory Authority or arbitrator outstanding against VA or any of its Subsidiaries having, or which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VA; provided, that for purposes of this paragraph any such suit, action, proceeding, judgment, decree, injunction, rule or order arising after the date hereof shall not be deemed to have a Material Adverse Effect on VA if and to the extent such suit, action, proceeding, judgment, decree, injunction, rule or order (or any relevant part thereof) is based on this Agreement, the Other Agreements to which it is a party or the transactions contemplated hereby or thereby.

     4.11 Labor Relations. Except as set forth in Section 4.11 of the VA Disclosure Letter or the VA SEC Documents, (i) VA and its Subsidiaries have complied with all Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining and there are no controversies pending or, to the knowledge of VA, threatened, between VA or any of its Subsidiaries and any of their respective employees, except such non-compliance or controversies which have not had, and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on VA; (ii) neither VA nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by VA or its Subsidiaries, nor does VA know of any activities or proceedings of any labor union to organize any such employees; and (iii) VA does not have knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of VA or any of its Subsidiaries which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on VA.

     4.12 Benefit Plans. Except as described in Section 4.12 of the VA Disclosure Letter and except as would not reasonably be expected to have a Material Adverse Effect on VA, (i) each Employee Benefit Plan conforms to, and its administration is in conformity with, all applicable laws, no liability has been or is expected to be incurred by VA or any of its Subsidiaries with respect to any Employee Benefit Plan except regular periodic contributions to such plans and full payment has been made of all amounts that VA or any of its Subsidiaries is required to have paid as contributions to each Employee Benefit Plan, (ii) to VA's knowledge, the current value of accrued benefits of each Employee Benefit Plan that is a defined benefit plan does not exceed the current value of such plan's assets, (iii) VA has made available to VA a true and correct copy of each of the Employee Benefit Plans, and all applicable trust agreements and all contracts relating thereto, or to the funding thereof, (iv) all Employee Benefit Plans intended to satisfy applicable Tax qualification requirements, or other requirements necessary to secure favorable Tax or other legal treatment comply in all material respects with such requirements, and (v) adequate accruals for all obligations under the Employee Benefit Plans are reflected in the financial statements included in the VA SEC Documents. Except as set forth in Section 4.12 of the VA Disclosure Letter, no employee of VA will be entitled to any additional benefits or any acceleration of the time of payment, funding or vesting of any benefits under any VA Benefit Plan as a result of the transactions contemplated by this Agreement.

     4.13  Tax Matters.

           (a) VA and its Subsidiaries have filed or caused to be filed with the appropriate United States federal, state, local, foreign and other Governmental or Regulatory Authorities, all income Tax Returns and all other material Tax Returns, required to be filed on or prior to the date hereof which, if not filed, would have a Material Adverse Effect on VA, and have paid in full all Taxes (including Taxes withheld from employees' salaries and other withholding Taxes and obligations) shown to be due on such Tax Returns, and the most recent financial statements of VA included in the VA SEC Documents reflect an adequate reserve in accordance with GAAP for all Taxes payable by VA and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, except for inadequately reserved Taxes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. All written assessments of Taxes due and payable by or on behalf of VA or any of its Subsidiaries have either been paid or provided for (in accordance with GAAP), except for assessments that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

           (b) There are no material audits, administrative proceedings or court proceedings regarding Taxes pending against VA or any of its Subsidiaries wherein an adverse determination or ruling, for any one of, or all such, audits or proceedings, would reasonably be expected to have a Material Adverse Effect. No deficiencies for any Tax have been proposed in writing, asserted or assessed, except for deficiencies that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     4.14 No Excess Parachute Payments. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement, either alone or together with other events, by any employee, officer or director of VA or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or the VA Benefit Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

     4.15 Compliance with Applicable Laws. Each of VA and its Subsidiaries has in effect all Licenses and Permits necessary for it to own, lease or operate its assets and to carry on its business as now conducted, and there has occurred no default under or limitation with respect to any such Licenses and Permits, except for the lack of Licenses and Permits and for defaults or limitations under Licenses and Permits which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on VA. To the knowledge of VA, VA and its Subsidiaries are, and have been, in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental or Regulatory Authority, including Insurance Laws, except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on VA. To the knowledge of VA, the businesses and operations of each of VA and its Subsidiaries are being and have been conducted in compliance in all respects with all applicable Insurance Laws, except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on VA. No investigation, examination or review by any Governmental or Regulatory Authority with respect to VA or any of its Subsidiaries is pending or, to the knowledge of VA, threatened, nor has any Governmental or Regulatory Authority indicated an intention to conduct the same, except for those the outcome of which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on VA.

     4.16 Properties. Except as disclosed in the VA SEC Documents, each of VA and its Subsidiaries (i) has good, clear and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the most recent VA SEC Document as being owned by VA or one of its Subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to VA's business on a consolidated basis (except properties and assets sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Encumbrances except (1) statutory liens securing payments not yet due and (2) such imperfections or irregularities of title or other Encumbrances (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in the most recent VA SEC Document or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the VA's knowledge, the lessor.

     4.17 Voting Requirements. The affirmative vote at the VA Shareholders Meeting (the "VA Shareholder Approval") of the holders of more than two-thirds of the voting power of all outstanding shares of VA's capital stock at the VA Shareholders Meeting to adopt this Agreement is the only vote of the holders of any class or series of VA's capital stock necessary to approve and adopt this Agreement, the Other Agreements to which it is a party, and the transactions contemplated hereby and thereby.

     4.18 Takeover Statutes. To the knowledge of VA, no takeover statute, and no anti-takeover provision in VA's articles of incorporation (or other organizational documents) and bylaws, is applicable to the Merger or the other transactions contemplated by this Agreement and the Other Agreements to which it is a party.

     4.19 Brokers. No broker, investment banker, financial adviser or other person, other than SSB, the fees and expenses of which will be paid by VA, is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of VA.

     4.20 Related Party Transactions. Except for the transactions described in the VA SEC Reports or Section 4.20 of the VA Disclosure Letter, all transactions involving VA or any of its Subsidiaries that are required to be disclosed in the VA SEC Reports in accordance with Item 404 of Regulation S-K have been so disclosed, and to the knowledge of VA, since December 31, 1998, neither VA nor any of its Subsidiaries has entered into any transactions that would be required to be disclosed in future public filings under the Exchange Act pursuant to such Item which have not already been disclosed in the VA SEC Reports filed prior to the date hereof.

     4.21 Material Contracts. Other than Contracts or amendments thereto that are required to be filed and have been filed as an exhibit to the latest Form 10-K filed by VA with the SEC, there are no Contracts that are material to the business, financial position or results of operations of VA, including (i) any employment, severance, termination, consulting or retirement contract providing for aggregate payments to any individual in any calendar year in excess of $500,000, (ii) any contract relating to the borrowing of money or the guarantee of any such obligation (other than contracts evidencing fully secured repurchase agreements, trade payables, and contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any material agency, third party administrator, management or other service contracts and (iv) any material contract or agreement between or among VA and its Subsidiaries.

     4.22 Intellectual Property. Except as, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on VA, VA does not have knowledge of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product or service as now used, sold or licensed or proposed for use, sale or license by VA or any of its Subsidiaries, infringes on any copyright, patent, trademark, trade name, service mark or trade secret; (ii) against the use by VA or any of its Subsidiaries, of any copyrights, patents, trademarks, trade names, service marks, trade secrets, technology, know-how or computer software programs and applications used in the business of VA or any of its Subsidiaries as currently conducted or as proposed to be conducted; (iii) challenging the ownership, validity or effectiveness of any VA Intellectual Property Rights or other trade secret material to VA; or
(iv) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by VA or any of its Subsidiaries.

     4.23 No Regulatory Disqualifications. To the knowledge of VA, no event has occurred or condition exists or, to the extent it is within the reasonable control of VA, will occur or exist with respect to VA that, in connection with obtaining any approval or any Governmental or Regulatory Authority required for the Merger, would cause VA to fail to satisfy any applicable statute or written regulation of any applicable insurance regulatory authority that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on VA.

     4.24 Insurance Ratings. As of the date hereof, VA has no reason to believe that any rating presently held by VA or any of its Subsidiaries is likely to be modified, qualified, lowered or placed under surveillance for a possible downgrade for any reason other than as a result of the transactions contemplated hereby.

     4.25 Reinsurance, etc. VA has no reason to believe that any material amount recoverable pursuant to any material Reinsurance Agreement applicable to the VA Insurance Subsidiaries or their properties or assets reflected in the VA SAP Statements is not fully collectible in due course. Each VA Insurance Subsidiary is entitled to take full credit in its SAP Statements pursuant to Insurance Laws, rules and regulations for such reinsurance, coinsurance or excess insurance ceded pursuant to any such Reinsurance Agreement. There are no assumption reinsurance contracts or arrangements entered into by any VA Insurance Subsidiary in which such VA Insurance Subsidiary has ceded risk to any other Person which are material individually or in the aggregate to VA and its Subsidiaries taken as a whole.

     4.26 Derivatives. As of December 31, 1998, none of VA and the VA Subsidiaries was subject to any material exposure, individually or in the aggregate under any Derivatives to which VA or any of VA Subsidiaries is a party.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     5.1    Conduct of Business.   From the date hereof and until the Closing,
each of VA and BB will, and will cause each of their respective Subsidiaries to, conduct their respective businesses and operations only in the ordinary and usual course and in a manner consistent with past practices and to the extent consistent therewith, use their commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with insureds, reinsurers, customers, suppliers, insurance brokers and agents, and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, from the date hereof until Closing except as otherwise expressly contemplated by this Agreement or as set forth in Section 5.1 of the VA Disclosure Letter or Section
5.1 of the BB Disclosure Letter, as the case may be, VA and BB shall not, and shall not permit any of their Subsidiaries to, without the prior written consent of the other:

               (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of their capital stock, other (x) than dividends and distributions by their direct
                   -
     or indirect wholly owned Subsidiaries to them and (y) regular
                                                        -
     quarterly dividends payable by BB in an amount not to exceed $.06 per share, (B) split, combine or reclassify any of their capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock, or (C) purchase, redeem or otherwise acquire any shares of their respective capital stock or any of their Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except, in the case of clause (C), for the acquisition of shares of capital stock from holders of options in full or partial payment of the exercise price payable by such holder or tax liability arising in connection therewith
     (including by way of exercise of cash settlement rights pursuant to the terms of any stock option), upon exercise of stock options outstanding on the date of this Agreement in accordance with their present terms;

               (ii) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of their capital stock or the capital stock of any of their Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), or contractual obligation valued or measured by the value or market price of such capital stock (other than the issuance of capital stock upon the exercise of stock options outstanding on the date of this Agreement and in accordance with their present terms, such issuance, together with the acquisitions of shares of shares of capital stock permitted under clause (i) above, being referred to herein as "Permitted Changes");

               (iii) amend their respective Articles of Incorporation, Articles of Association, Bylaws or other comparable charter or organizational documents;

               (iv) except in the ordinary course of business, consistent with past practice, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization;

               (v) sell, lease, license, mortgage or otherwise encumber or subject to any Encumbrance or otherwise dispose of any of their respective properties or assets that are material, individually or in the aggregate, to each of them and their Subsidiaries taken as a whole, except in the ordinary course of business consistent with past practice;

               (vi) except in the ordinary course of business, consistent with past practice (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than its parent or another Subsidiary of its parent), issue or sell any debt securities or warrants or other rights to acquire any debt securities of itself, its parent or any other Subsidiary of its parent, guarantee any debt securities of another Person (other than its parent or another Subsidiary of its parent), enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than its parent or another Subsidiary of its parent) or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other Person (other than its parent or another Subsidiary of its parent);

               (vii) (A) acquire or agree to acquire any assets that are material, individually or in the aggregate, to VA or BB and their respective Subsidiaries taken as a whole, other than acquisitions of portfolio investments of insurance Subsidiaries in the ordinary course of business consistent with past practice, or (B) make or agree to make any capital expenditures, except in the ordinary course of business consistent with past practice;

               (viii) pay, discharge or satisfy any claims (including claims of shareholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof, or (ii) liabilities reflected or reserved against in, or contemplated by, their most recent consolidated audited financial statements (or the notes thereof) included in the VA or BB SEC Documents filed prior to the date hereof, or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

               (ix) adopt or amend in any material respect (except as may be required by law or by this Agreement) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Benefit Plan) for the benefit or welfare of any employee, director or former director or employee or, other than increases for individuals (other than executive officers of BB) in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any director, employee or former director or employee; pay any benefit not required by any existing plan, arrangement or agreement, grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under their severance or termination pay policies in effect on the date hereof, other than any such increase or acceleration provided for under such policies as in effect on the date of this Agreement;

               (x) change any material accounting principle used by them, except for such changes as may be required to be implemented following the date of this Agreement pursuant to generally accepted accounting principles or rules and regulations of the SEC promulgated following the date hereof;

               (xi) take any action that would, or is reasonably likely to, result in any of their respective representations and warranties in this Agreement becoming untrue in any material respect, or in any of the conditions to the Scheme and Merger set forth in Article 6 or Article 7 not being satisfied;

               (xii) except in the ordinary course of business and consistent with past practice, make or change any material tax election, file any material amendment to any material Tax Return or settle or compromise any material federal, state, local or foreign tax liability;

               (xiii) take any action that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code or that would reasonably be expected to cause the Merger together with the Scheme, when integrated, to fail to qualify as a transaction described in Section 351 of the Internal Revenue Code; and

               (xiv) authorize any of, or commit or agree to take any of, the foregoing actions.

     5.2   Additional Financial Statements.

           (a) From the date hereof to the Closing Date, each of VA and BB shall promptly deliver to the other all periodic management reports prepared for their respective senior management in the ordinary course of business.

           (b) Promptly after they become available, each of VA and BB shall furnish to the other all statutory statements of their respective Insurance Subsidiaries for any calendar years or quarters ending after December 31, 1998, but prior to the Closing Date. Such statutory statements shall have been prepared on a basis consistent with past practice and, with respect to the financial statements included therein, in accordance with Statutory Accounting Practices.

     5.3   No Solicitation; Notification.

           (a) Both VA and BB shall, and shall cause their respective officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal (as hereinafter defined). From and after the date hereof until the termination of this Agreement, neither VA nor BB shall, nor shall it permit any of its Subsidiaries to, authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by them or any of their Subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or assistance), or knowingly take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal; provided that if, at any time the Board of
                                    --------
Directors of either VA and BB determines in good faith, after consultation with and taking into account the advice of independent legal counsel (who may be such company's regularly engaged independent counsel), that it is necessary to do so in order to act in a manner consistent with such Board's fiduciary duties to such company's shareholders under applicable Law, VA or BB, as the case may be, may, in response to an unsolicited Acquisition Proposal, and subject to compliance with Section 5.3(c), (A) furnish information with respect to VA or BB as the case may be to any person pursuant to a confidentiality agreement in reasonably customary form and (B) participate in discussions or negotiations regarding such Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer (or any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in the foregoing) from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of VA or BB as the case may be and their respective Subsidiaries, taken as a whole, or 20% or more of any class of equity securities of VA or BB as the case may be, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of VA or BB as the case may be, any merger, consolidation, business combination, sale of all or substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving VA or BB or any of their Subsidiaries whose business constitutes 20% or more of the assets of VA or BB and their respective Subsidiaries, as the case may be, taken as a whole (other than the transactions contemplated by this Agreement) or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to the other of the transactions contemplated hereby.

          (b) Except as set forth in this Section 5.3, neither the Board of Directors of VA or BB nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other company, the approval or recommendation by such Board of Directors or such committee of this Agreement or the transactions contemplated hereby, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) cause VA or BB as the case may be to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of VA or BB determines in good faith, after consultation with and taking into account the advice of independent legal counsel (who may be such company's regularly engaged independent counsel), that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to such company's shareholders under applicable law, such Board of Directors may (subject to the other provisions of this Section 5.3) withdraw or modify its approval or recommendation of this Agreement and the transactions contemplated hereby, approve or recommend a Superior Proposal (as defined below), cause VA or BB as the case may be to enter into an agreement with respect to a Superior Proposal or terminate this Agreement, but in any case involving an Acquisition Proposal only at a time that is after the third business day following the other company's receipt of written notice (a "Notice of Superior Proposal") advising such company that the Board of Directors of the other has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In addition, if VA or BB proposes to enter into an agreement with respect to any Acquisition Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to the other the Termination Fee and the Expense Payment (as such terms are defined in Section 5.9(b)). For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 20% of the shares of capital stock then outstanding or all or substantially all the assets of VA on the one hand and BB on the other hand and otherwise on terms which the Board of Directors of VA or BB as the case may be determines in its good faith judgment (after consultation with and taking into account the advice of a financial advisor of nationally recognized reputation) to be more favorable to such company's shareholders than the Merger.

          (c) In addition to the obligations of VA and BB set forth in paragraphs (a) and (b) of this Section 5.3, each of VA and BB shall promptly advise the other orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal.

          (d) Nothing contained in this Section 5.3 shall prohibit VA or BB from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to such company's shareholders if, in the good faith judgment of the Board of Directors of such company, after consultation with independent legal counsel (who may be such company's regularly engaged independent counsel), failure so to disclose would be inconsistent with its fiduciary duties to such company's shareholders under applicable law; provided
                                                                      --------
neither VA or BB nor their respective Boards of Directors nor any committee thereof shall, except as permitted by Section 5.3(b), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the transactions contemplated hereby or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

     5.4 Investigation of Business and Properties. From the date hereof until the earlier of (i) the Effective Time and (ii) termination under Article IX, each of VA and BB will, and will cause their respective Subsidiaries to, afford the other, any financial institution providing financing to the other, and their respective attorneys, accountants, financial advisors and other representatives, reasonable access during regular business hours upon reasonable notice, to make such reasonable inspection of the Assets, business and operations of such company and its Subsidiaries and to inspect and make copies of Contracts, Books and Records and all other documents and information reasonably requested by the other and related to the operations and business of such company and its Subsidiaries, including historical financial information concerning the business of such company and its Subsidiaries and to meet with designated Personnel of such company and its Subsidiaries and/or their respective representatives; provided that any such access shall be conducted in such a manner as not to
--------
interfere unreasonably with the conduct of such company's operations and business; provided further, that no disclosure to the other, its counsel,
          -------- -------
accountants or other representatives after the date hereof shall be deemed to be a reduction of, or otherwise affect, the representations and warranties of such company set forth in this Agreement. Each of VA and BB shall furnish to the other promptly upon request (i) all additional documents and information with respect to the affairs of such company and its Subsidiaries and (ii) access during regular business hours to its Personnel and to such company's accountants and counsel as the other, or its counsel or accountants, may from time to time reasonably request and VA and BB shall instruct their respective Personnel, accountants and counsel to cooperate with the other, and to provide such documents and information as the other and its representatives may reasonably request; provided that each of VA and BB shall execute and deliver to such
         --------
counsel and accountants such consents and waivers as are customary in connection
in providing such documents and information.   Notwithstanding any right of VA
or BB to investigate and examine the affairs of the other and its Subsidiaries and notwithstanding any knowledge of facts determined or determinable by VA or BB pursuant to such investigation or examination, VA and BB have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement.

     5.5    Regulatory Matters.

            (a) From the date hereof through the Closing Date, VA and BB shall cooperate with each other and use their respective commercially reasonable efforts promptly to prepare and file all necessary documentation with, and to obtain as promptly as practicable all Licenses and Permits of, all third parties and Governmental or Regulatory Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement, including any filings under the HSR

Act. VA and BB shall have the right to review in advance, and shall consult with the other on, in each case subject to any laws relating to the exchange of information, all the information relating to each other and any of their respective Subsidiaries, as the case may be, and any of their respective Affiliates, which appear in any filing made with, or written materials submitted to, any third party or any Governmental or Regulatory Authority in connection with the transactions contemplated by this Agreement. The parties hereto agree that they will consult with each other with respect to the obtaining of all Licenses and Permits of all third parties and Governmental or Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party shall keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. The party responsible for any such filing shall promptly deliver to the other party evidence of the filing of all applications, filings, registrations and notifications relating thereto, and the filing of any supplement, amendment or item of additional information in connection therewith. The party responsible for a filing shall also promptly deliver to the other party a copy of each material notice, order, opinion and other item of correspondence received by such filing party from any Governmental or Regulatory Authority in respect of any such application. In exercising the foregoing rights and obligations, VA and BB shall act reasonably and as promptly as practicable.

          (b) From the date hereof through the Closing Date, VA and BB shall, upon request, furnish each other with all information concerning themselves and their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf VA or BB, as the case may be, or any of its respective Affiliates, to any Governmental or Regulatory Authority in connection with the transactions contemplated by this Agreement.

          (c) From the date hereof through the Closing Date, VA and BB shall promptly advise each other upon receiving any communication from any Governmental or Regulatory Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement, which causes such party to believe that there is a reasonable likelihood that the requisite consent or approval will not be obtained or that the receipt of such consent or approval will be materially delayed.

     5.6 Investment Portfolio. From the date hereof through the Closing Date, VA and BB shall cause each of their respective Subsidiaries not to change its investment managers or alter its investment guidelines or criteria (accurate and complete copies of which have been provided by each of VA and BB to the other) without the prior written approval of the other and shall cause each of their respective Subsidiaries to make such changes in its investment managers and to alter its investment guidelines and criteria as VA and BB may mutually agree.

     5.7 Confidentiality. Unless and until the Closing has been consummated, VA and BB shall continue to be subject to the confidentiality provisions of the Confidentiality Agreement, dated as of January 6, 1999, between VA and BB.

     5.8 Books and Records. Through the Closing, each of VA and BB and their respective Subsidiaries shall maintain their respective Books and Records in all material respects in the same manner and with the same care that such Books and Records have been maintained prior to the execution of this Agreement.

     5.9  Fees and Expenses.

          (a) Except as otherwise provided in this Agreement, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs, fees and expenses, whether or not the Merger is consummated.

          (b) In the event that (i) an Acquisition Proposal shall have been made to BB or any of its Subsidiaries or any of its stockholders (a "BB Acquisition Proposal") or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to BB or any of its Subsidiaries and (ii) thereafter this Agreement is terminated pursuant to the provisions of clause (iv) or (v) of Section 9.1, then BB shall promptly, but in no event later than two days after the date VA makes a written request for payment, pay VA an amount in dollars equal to $27,000,000 as a termination fee (the "Termination Fee") and shall promptly, but in no event later than two days after being notified of such by VA, pay to VA an amount equal to all of the charges and expenses incurred by VA in connection with this Agreement and the Other Agreements to which it is a party and the transactions contemplated by this Agreement and the Other Agreements to which it is a party up to a maximum amount of $3 million (the "Expense Payment"), in each case payable by wire transfer of same day funds against presentation of invoices or other documentation evidencing the incurrence of such expenses.

          (c) In the event that (i) a BB Acquisition Proposal shall have been made or any Person shall have publicly announced an intention (whether or not conditional) to make a BB Acquisition Proposal, (ii) thereafter this Agreement is terminated pursuant to clause (ix) of Section 9.1, and (iii), within a twelve month period after termination of this Agreement pursuant to clause (ix) of
Section 9.1, the transaction contemplated in such BB Acquisition Proposal is consummated or the parties enter into a definitive agreement with regard to the transaction contemplated in such BB Acquisition Proposal and the transaction is thereafter consummated, then BB shall promptly, but in no event later than two days, after consummation of the transaction contemplated in such BB Acquisition Proposal, pay VA the Termination Fee and shall promptly, but in no event later than two days, after such date, pay to VA the Expense Payment in an amount equal to all of the charges and expenses incurred by VA in connection with this Agreement and the Other Agreements to which it is a party and the transactions contemplated by this Agreement and the Other Agreements to which it is a party up to a maximum amount of $3 million, in each case payable by wire transfer of same day funds against presentation of invoices or other documentation evidencing the incurrence of such expenses.

          (d) In the event that (i) an Acquisition Proposal shall have been made to VA or any of its Subsidiaries or any of its Shareholders (a "VA Acquisition Proposal") or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to VA or any of its Subsidiaries and (ii) thereafter this Agreement is terminated pursuant to the provisions of clause
(vi) or (vii) of Section 9.1, then VA shall promptly, but in no event later than two days after the date BB makes a written request for payment, pay BB the Termination Fee and shall promptly, but in no event later than two days after being notified of such by BB, pay to BB the Expense Payment in an amount equal to all of the charges and expenses incurred by BB in connection with this Agreement and the Other Agreements to which it is a party and the transactions contemplated by this Agreement and the Other Agreements to which it is a party up to a maximum amount of $3 million, in each case payable by wire transfer of same day funds against presentation of invoices or other documentation evidencing the incurrence of such expenses.

          (e) In the event that (i) a VA Acquisition Proposal shall have been made or any Person shall have publicly announced an intention (whether or not conditional) to make a VA Acquisition Proposal, (ii) thereafter this Agreement is terminated pursuant to the provisions of clause (viii) of Section 9.1, and
(iii) within a twelve month period after termination of this Agreement pursuant to clause (viii) of Section 9.1, the transaction contemplated in such VA Acquisition Proposal is consummated or the parties enter into a definitive agreement with regard to the transaction contemplated in such VA Acquisition Proposal and the transaction is thereafter consummated, then VA shall promptly, but in no event later than two days, after consummation of the transaction contemplated in such VA Acquisition Proposal, pay BB the Termination Fee and shall promptly, but in no event later than two days, after such date, pay to BB the Expense Payment in an amount equal to all of the charges and expenses incurred by BB in connection with this Agreement and the Other Agreements to which it is a party and the transactions contemplated by this Agreement and the Other Agreements to which it is a party up to a maximum amount of $3 million, in each case payable by wire transfer of same day funds against presentation of invoices or other documentation evidencing the incurrence of such expenses.

          (f) BB and VA acknowledge that its agreement to pay to the other the Termination Fee and the Expense Payment as set forth in paragraphs (b), (c), (d) and (e) of this Section 5.9 are an integral part of the transactions contemplated by this Agreement, and that, without such agreement, VA, on the one hand and BB, on the other hand, would not enter into this Agreement. Accordingly, if BB or VA, as applicable, fails promptly to pay the Termination Fee or the Expense Payment pursuant to paragraph (b), (c), (d) or (e), as applicable, of this Section 5.9 and, in order to obtain such payments, VA or BB, as applicable, commences a suit which results in a judgment against the other (the "Defaulting Party") for the Termination Fee and the Expense Payment set forth in paragraph (b), (c), (d) or (e) of this Section 5.9, the Defaulting Party shall pay to the other party the costs and expenses (including reasonable attorneys' fees) incurred by such party in connection with such suit, together with interest from the date of termination of this Agreement to the date of payment on the amounts owed at the prime rate of First Union National Bank in effect from time to time during such period plus two percent.

     5.10 Preparation of the Form S-4 and the Proxy Statement/Prospectus; Shareholders Meetings.

          (a) As soon as practicable following the date of this Agreement, VA and BB shall prepare and file with the SEC a preliminary Proxy Statement/Prospectus relating to the Merger and use all commercially reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement/Prospectus and to respond promptly to any comments made by the SEC with respect to the preliminary Proxy Statement/Prospectus. VA shall prepare and file with the SEC the Form S-4, in which the Proxy Statement/Prospectus will be included as a prospectus of VA with respect to the MINT Common Shares to be issued in the Merger and the Scheme. Each of VA and BB shall use commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. VA will use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to VA's shareholders, and BB will use all commercially reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to BB's shareholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. MINT shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of MINT Common Shares in the Merger and the Scheme, VA shall furnish all information concerning VA and the holders of VA Common Shares as may be reasonably requested in connection with any such action and BB shall furnish all information concerning BB and the holders of BB Common Shares as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Proxy Statement/Prospectus, or response to any comments made by the SEC with respect thereto, will be made by either party without providing the other party the opportunity to review and comment thereon. VA will advise BB, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the MINT Common Shares issuable in connection with the Merger and the Scheme for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to VA or BB, or any of their respective affiliates, officers or directors, should be discovered by VA or BB which should be set forth in an amendment or supplement to either the Form S-4 or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of VA and BB.

          (b) VA (i) shall, as soon as practicable following the Form S-4 being declared effective by the SEC, duly call, give notice of, convene and hold a meeting of its shareholders (the "VA Shareholders Meeting") for the purpose of obtaining the VA Shareholder Approval and (ii) shall, through its Board of Directors, recommend to its shareholders the approval and adoption of this Agreement, the issuance of MINT Common Shares in the Merger and the Scheme and the other transactions contemplated hereby unless, in the case of this clause (ii), in the good faith judgment of the Board of Directors of VA, after consultation with outside counsel, the failure to take the foregoing action would be inconsistent with its obligations under applicable law. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to clause (vii) of Section 9.1, VA agrees that its obligations pursuant to clause
(i) of this Section 5.10(b) shall not be affected by the commencement, public proposal, public disclosure or communication to VA of any Acquisition Proposal applicable to VA or by the withdrawal or modification by the Board of Directors of VA, in accordance with clause (ii) above, of its recommendation to the shareholders of VA that such shareholders approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

          (c) BB (i) shall, as soon as practicable following the Form S-4 being declared effective by the SEC, duly call, give notice of, convene and hold a meeting of its shareholders (the "BB Shareholders Meeting") for the purpose of obtaining the BB Shareholder Approval and (ii) shall, through its Board of Directors, recommend to its shareholders the approval and adoption of this Agreement, the Scheme and the other transactions contemplated hereby unless, in the case of this clause (ii), in the good faith judgment of the Board of Directors of BB, after consultation with outside counsel, the failure to take the foregoing action would be inconsistent with its obligations under applicable law. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to clause (v) of Section 9.1, BB agrees that its obligations pursuant to clause (i) of this Section 5.10(c) shall not be affected by the commencement, public proposal, public disclosure or communication to BB of any Acquisition Proposal applicable to BB or by the withdrawal or modification by the Board of Directors of BB, in accordance with clause (ii) above, of its recommendation to the shareholders of BB that such shareholders approve and adopt this Agreement, the Scheme and the other transactions contemplated hereby.

          (d) BB and VA will use all reasonable efforts to hold the VA Shareholders Meeting and the BB Shareholders Meeting on the same date and as soon as practicable after the date hereof.

     5.11 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a joint press release and thereafter BB and VA shall obtain the written consent of the other prior to issuing press releases or otherwise making public announcements with respect to this Agreement and the transactions contemplated hereby and prior to making any filings with any third party or any Governmental or Regulatory Authority (including the NYSE) with respect thereto, except to the extent required by law or by obligations pursuant to the listing agreement with or rules of the NYSE.

     5.12 Efforts to Consummate. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated hereby, including the obtaining of all necessary consents, waivers, authorizations, orders and approvals of third parties, whether private or governmental, required of it to enable it to comply with the conditions precedent to consummating the transactions contemplated by this Agreement. Each party agrees to cooperate fully with the other party in assisting it to comply with this Section 5.12. Without limiting the generality of the foregoing, each party hereto shall defend and cooperate with each other party in any defending legal proceedings, whether judicial or administrative and whether brought derivatively or on behalf of third parties, challenging this Agreement or the consummation of the transactions contemplated hereby. No consideration, whether such consideration shall consist of the payment of money or shall take any other form, for any such consent, waiver or agreement necessary to the consummation of the transactions contemplated hereby shall be given or promised by VA or BB without the prior written consent of the other. Notwithstanding the foregoing, nothing contained herein shall require (i) any party hereto or any of their respective Affiliates to sell, transfer, divest or otherwise dispose of any of its respective material lines of business, material assets or material properties in connection with this Agreement or any of the transactions contemplated hereby, or (iii) any party hereto to initiate any litigation, make any substantial payment or incur any material economic burden (including as a result of any divestiture), except for payments a party presently is contractually obligated to make, to obtain any consent, waiver, authorization, order or approval.

     5.13 Employee Benefits. Until the second anniversary of the Closing, VA shall maintain or caused to be maintained for the benefit of the employees of VA or any of its subsidiaries who were BB employees immediately prior to the Closing employee benefit plans and programs that provide such employee with benefits, rights and entitlements which, in the aggregate, are substantially comparable to the benefits, rights and entitlements provided to such employee under the employee benefit plans and programs in which the employee participated immediately prior to the Closing (other than the BB Option Plans or any other stock plans). Following the Effective Time, VA shall honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing on or prior to the execution of this Agreement which are between BB and any of its respective Subsidiaries and any officer, director or employee thereof.

     5.14  Agreements With Respect to Affiliates.

           (a) At least five days prior to the Closing Date, BB shall deliver to VA and MINT a list of names and addresses of those Persons who will be, in the opinion of the BB, as of the time of the BB Shareholders Meeting, "affiliates" of BB within the meaning of Rule 145 under the Securities Act. BB shall use reasonable best efforts to cause each Person who is identified as an "affiliate" in such letter to deliver to VA and MINT, prior to the Closing Date, a written agreement in connection with restrictions on affiliates under Rule 145, in customary form mutually agreeable to BB and VA.

          (b) VA shall not be required to maintain the effectiveness of the Form S-4 or any other registration statement under the Securities Act for the purposes of resale of VA Common Shares by such affiliates received in the Scheme and the certificates representing MINT Common Shares received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 5.14.

     5.15   Indemnification, Exculpation and Insurance.

            (a) From and after the Effective Time VA shall, to the extent permitted by applicable law, indemnify, defend, protect and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes such prior to the Effective Time, an officer or director of BB or any of its respective Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of BB or any of its Subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, Other Agreements to which it is a party or the transactions contemplated hereby and thereby. VA will pay all expenses of each Indemnified Party in advance of the final disposition of any such action or proceeding, to the fullest extent permitted by law, provided, that such Indemnified Party delivers to VA his or
                  --------
her undertaking to reimburse such advanced expenses in the event it is finally determined by a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified hereunder. Promptly after receipt by an Indemnified Party of actual notice of any claim, suit, action, proceeding or investigation (collectively, a "Claim") for which indemnification hereunder may be sought, the Indemnified Party shall give notice thereof to VA, and the Indemnified Party shall permit VA (at the expense of VA) to assume the defense of such Claim, provided, that (i) counsel for VA who shall conduct the defense
               --------        -
of such Claim shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (ii) the failure of any Indemnified Party to give notice as
              --
provided herein shall not relieve VA of its indemnification obligation hereunder except to the extent that such failure results in a lack of actual notice to VA and VA is prejudiced as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, VA, in the defense of any such claim or litigation, shall not consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such Claim. In the event that the Indemnified Party shall in good faith determine that VA and the Indemnified Party have differing interests or the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to VA in respect of such Claim, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such Claim with counsel of its choice at the sole cost of VA, provided, that if the Indemnified
                                              ---------
Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of VA, such consent not to be unreasonably withheld. In the event that VA does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand and be indemnified hereunder. In any event, VA and the Indemnified Party shall cooperate in the defense of any Claim.

           (b) Without limiting the foregoing, VA and BB agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of BB and its Subsidiaries as provided in their respective articles of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of BB (other than any entered into in violation of Section 5.1 hereof), shall survive the Merger and shall continue in full force and effect in accordance with their respective terms.

           (c) For seven years after the Effective Time, VA shall maintain in effect BB's respective current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by BB's respective directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that VA may substitute therefor policies of VA or its subsidiaries
--------
containing terms with respect to coverage and amount no less favorable to such directors or officers; provided further, that if the existing or substituted
                       -------- -------
directors' and officers' liability insurance expires, is terminated or canceled during such seven-year period, VA will obtain as much directors' and officers' liability insurance as can be obtained for the remainder of such period for a premium not in excess of 300% of the aggregate premiums paid by BB in 1998 on an annualized basis for such purpose.

           (d) The provisions of this Section 5.15 are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     5.16 NYSE Listing and Delisting. VA shall use its commercially reasonable efforts to cause the MINT Common Shares to be approved for listing on the NYSE subject to official notice of issuance. VA and BB shall use their respective reasonable efforts to cause the VA Common Shares and the BB Common Shares, respectively to be delisted from the NYSE and de-registered under the Exchange Act as soon as practicable after the Effective Time.

     5.17  Formation of MINT and Sub.

          (a)    As soon as practicable following the date of this Agreement,
(i) VA shall cause MINT to be formed as a Virginia corporation, and shall cause MINT to adopt its Articles of Incorporation and its Bylaws in accordance with the VSCA and the terms hereof, which Articles and By-Laws shall be substantially identical to the Articles and By-Laws of VA, MINT shall cause Sub to be formed as Virginia corporation and shall cause Sub to adopt its Articles of Incorporation and its Bylaws in accordance with the VSCA and the terms hereof, which Articles of Incorporation and By-Laws shall be reasonably satisfactory to BB and VA.

          (b)  Immediately after the formation of MINT and Sub, respectively,
(i) VA shall cause (1) MINT and Sub to adopt and become parties to this Agreement, (2) the respective Boards of Directors of MINT and Sub to approve the Merger and this Agreement (and to recommend approval of the Merger and this Agreement to their respective shareholders) and (3) immediately following the taking of the actions contemplated by subclauses (1) and (2) above, MINT to approve the Merger in its capacity as sole shareholder of Sub, and (ii) immediately following the taking of the actions contemplated by clause (i) above, VA shall approve the Merger in its capacity as sole shareholder of MINT.


                                  ARTICLE VI
                        CONDITIONS TO OBLIGATIONS OF VA

     The obligation of VA to consummate the transactions contemplated by this Agreement shall be subject, in the sole discretion of VA, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by VA in accordance with Section 10.8:

     6.1 Representations and Warranties. The representations and warranties of BB contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and the representations and warranties of BB in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier specified date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to "Material Adverse Effect," "material" or similar qualifications) are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on BB.

     6.2 Material Adverse Change. There shall not have been any material adverse change in the assets, liabilities, condition (financial or otherwise), results of operations or business of BB and its Subsidiaries taken as a whole since June 30, 1999, nor any occurrence or circumstance that with the passage of time would result in such material adverse change; provided that a material
                                                   --------
adverse change shall not include (i) changes solely in the market price of VA Common Shares or BB Common Shares or (ii) any change resulting from (x) changes in general economic conditions, (y) changes in the market level of investment portfolios, or (z) changes affecting the property-casualty insurance industry generally.

     6.3 Performance of this Agreement. BB shall have, in all material respects, performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by BB prior to or on the Closing Date.

     6.4 Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Scheme shall be in effect; provided, however, that the parties hereto shall use their commercially reasonable efforts to have any such injunction, order, restraint or prohibition vacated.

     6.5 Shareholder Approval. Each of the BB Shareholder Approval and the VA Shareholder Approval shall have been obtained.

     6.6 Governmental Approvals. All of the BB Designated Insurance Approvals and the VA Designated Insurance Approvals shall have been obtained. The Court shall have sanctioned the Scheme on the terms contemplated by this Agreement.

     6.7 NYSE Listing. The MINT Common Shares to be issued in conjunction with the transactions contemplated hereby and to be received by the holders of BB Common Shares and VA Common Shares in connection with the Merger and the Scheme shall have been approved for listing on the NYSE, subject to notice of issuance, effective as of the Effective Time.

     6.8 HSR Act. The waiting period, and any extension of time thereof, applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

     6.9 Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the issuance of the VA Common Shares to be issued in connection with the Merger and the Scheme shall have been complied with.

     6.10 Tax Opinion. The Board of Directors of VA shall have received from McGuire, Woods, Battle & Boothe LLP on the Closing Date a legal opinion that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that VA and MINT will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. In rendering such opinion, counsel may require and rely upon representations of VA and BB and certificates of shareholders that beneficially own five percent or more of any class of stock of VA or BB, in each case reasonably satisfactory to such counsel.

     6.11 Frustration of Closing Conditions. VA may not rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by VA's failure to use reasonable efforts to consummate the Scheme, the Merger and the other transactions contemplated by this Agreement and the Other Agreements to which it is a party.

                                  ARTICLE VII
                        CONDITIONS TO OBLIGATIONS OF BB

     The obligation of BB to consummate the transactions contemplated by this Agreement shall be subject, in the sole discretion of BB, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by BB in accordance with Section 10.8.

     7.1 Representations and Warranties. The representations and warranties of VA contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and the representations and warranties of VA in this Agreements shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier specified date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to "Material Adverse Effect," "material" or similar qualifications) are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on VA.

     7.2 Material Adverse Change. There shall not have been any material adverse change in the assets, liabilities, condition (financial or otherwise), results of operations or business of VA and its Subsidiaries taken as a whole since June 30, 1999, nor any occurrence or circumstance that with the passage of time would result in such material adverse change; provided that a material
                                                   --------
adverse change shall not include (i) changes solely in the market price of VA Common Shares or BB Common Shares or (ii) any change resulting from (x) changes in general economic conditions, (y) changes in the market level of investment portfolios, or (iii) changes affecting the property-casualty insurance industry generally.

     7.3 Performance of this Agreement. VA shall have, in all material respects, performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by VA prior to or on the Closing Date.

     7.4 Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Scheme and the Merger shall be in effect; provided, however, that the parties hereto shall use their commercially reasonable efforts to have any such injunction, their best order, restraint or prohibition vacated.

     7.5 Shareholder Approval. Each of the VA Shareholder Approval and the BB Shareholder Approval shall have been obtained.

     7.6 Governmental Approvals. All of the BB Designated Insurance Approvals and the VA Designated Insurance Approvals shall have been obtained. The Court shall have sanctioned the Scheme on the terms contemplated by this Agreement.

     7.7 NYSE Listing. The MINT Common Shares to be issued in conjunction with the transactions contemplated hereby and to be received by the holders of BB Common Shares and VA Common Shares in connection with the Merger and the Scheme shall have been approved for listing on the NYSE, subject to notice of issuance, effective as of the Effective Time.

     7.8 HSR Act. The waiting period, and any extension of time thereof, applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

     7.9 Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the issuance of the MINT Common Shares to be issued in connection with the Merger and the Scheme shall have been complied with.

     7.10 Tax Opinion. The Board of Directors of BB shall have received from Debevoise & Plimpton on the Closing Date a legal opinion that the Merger, together with the Scheme, when integrated, will be treated for United States federal income tax purposes as a transaction described in Section 351 of the Code. In rendering such opinion, counsel may require and rely upon representations of VA and BB, opinions of local counsel, and certificates of shareholders that beneficially own five percent or more of any class of stock of VA or BB, in each case reasonably satisfactory to such counsel.

     7.11 Frustration of Closing Conditions. BB may not rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by BB's failure to use reasonable efforts to consummate the Merger and the Scheme and the other transactions contemplated by this Agreement and the Other Agreements to which it is a party.

                                 ARTICLE VIII
                NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     8.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

                                  ARTICLE IX
                                  TERMINATION

     9.1 Termination. This Agreement may be terminated at any time prior to the Closing whether before or after approval by the shareholders of the Company and without further shareholder action:

               (i) by the mutual written consent of the Boards of Directors of BB and VA;

               (ii) by VA, if any event occurs which renders impossible compliance with one or more of the conditions set forth in Article VI hereof, which condition or conditions are not waived by VA;

               (iii) by BB, if any event occurs which renders impossible compliance with one or more of the conditions set forth in Article VII hereof, which condition or conditions are not waived by BB;

               (iv) by VA, if (A) the Board of Directors of BB shall have failed to approve and recommend or shall have withdrawn or modified in a manner adverse to VA its approval or recommendation of the Scheme or this Agreement, or approved or recommended any Acquisition Proposal, (B) BB shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 5.3(b) of this Agreement or (C) the Board of Directors of BB shall have resolved to take any of the foregoing actions;

               (v) by BB in connection with entering into a definitive agreement in accordance with Section 5.3(b), provided that it has complied with
                                             --------
all provisions thereof, including the notice provisions therein and the payment of the Termination Fee and Expense Payment (if applicable), and provided that BB
                                                                --------
shall not have breached in any material respect any other provision of Section 5.3;

               (vi) by BB, if (A) the Board of Directors of VA shall have failed to approve and recommend or shall have withdrawn or modified in a manner adverse to BB its approval or recommendation of the Merger or this Agreement, or approved or recommended any Acquisition Proposal, (B) VA shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 5.3(b) of this Agreement or (C) the Board of Directors of VA shall have resolved to take any of the foregoing actions;

               (vii) by VA in connection with entering into a definitive agreement in accordance with Section 5.3(b), provided that it has complied with
                                             --------
all provisions thereof, including the notice provisions therein and the payment of the Termination Fee and Expense Payment (if applicable), and provided that VA
                                                                --------
shall not have breached in any material respect any other provision of Section 5.3;

               (viii) by either BB or VA if any required approval of the stockholders of VA shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof;

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

               (ix) by either VA or BB if any required approval of the stockholders of BB shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

               (x) by either BB or VA if the Closing has not occurred by 11:59 p.m., June 30, 2000.

     9.2 Restructuring. Prior to any termination of this Agreement (a) by BB pursuant to clause (iii) of Section 9.1 resulting from the failure to receive the opinion referred to in Section 7.9 or (b) by VA pursuant to clause (ii) of
Section 9.1 resulting from the failure to receive the opinion referred to in
Section 6.9, the parties hereto will negotiate in good faith to restructure the transactions contemplated hereby so as to permit the delivery of such opinions or letters without adversely effecting the economic or business benefits of the transactions contemplated hereby to VA, BB and their respective shareholders.

     9.3 Procedure: Effect of Termination. If this Agreement is terminated as provided in Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other party, and this Agreement shall thereupon terminate and become void and of no further force and effect and there shall be no further liability or obligation on the part of either party hereto except for the obligations under Sections 5.7, 5.9 and 9.1; provided that termination of
                                                 --------
this Agreement by VA or BB pursuant to clause (ii), (iii), (viii) or (ix) of
Section 9.1, respectively, shall not relieve a defaulting or breaching party (the "Breaching Party"), whether or not it is the terminating party, of liability for damages actually incurred by the other party as a result of intentional breach of this Agreement by the Breaching Party.


                                   ARTICLE X
                              GENERAL PROVISIONS

     10.1 Notices. All notices required to be given hereunder shall be in writing and shall be deemed to have been given if (i) delivered personally or by documented courier or delivery service, (ii) transmitted by facsimile during normal business hours or (iii) mailed by registered or certified mail (return receipt requested and postage prepaid) to the following listed persons at the addresses and facsimile numbers specified below, or to such other persons, addresses or facsimile numbers as a party entitled to notice shall give, in the manner hereinabove described, to the others entitled to notice:

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

          (a)    If to VA, to:

                 Markel Corporation
                 4551 Cox Road
                 Glen Allen, Virginia 23059

                 Attention: Steven A. Markel
                 Facsimile No.: 804-527-3810
                        and
                 Gregory B. Nevers, Esq.

                 and to:

                 McGuire, Woods, Battle & Boothe LLP
                 One James Center
                 901 E. Cary Street
                 Richmond, Virginia 23219
                 Attention:  Leslie A. Grandis, Esq.
                 Facsimile No.:  804-775-1061

          (b)    If to BB, to:

                 Terra Nova (Bermuda) Holdings Ltd.
                 Richmond House
                 2nd Floor
                 12 Par-la-ville Road
                 Hamilton HM 8, Bermuda
                 Facsimile No.: (44-1) 296-6645
                 Attention:     John J. Dwyer and
                                Jean M. Waggett, Esq.

                 and to:

                 Debevoise & Plimpton
                 875 Third Avenue
                 New York, NY 10022
                 Attention:  Edward A. Perell, Esq.
                 Facsimile No.: 212-909-6836

If given personally or by documented courier or delivery service, or transmitted by facsimile, a notice shall be deemed to have been given when it is received. If given by mail, it shall be deemed to have been given on the third business day following the day on which it was posted.

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

     10.2 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. For purposes of this Agreement, the words "includes" and "including" shall mean "including without limitation." All accounting terms not defined in this Agreement shall have the meaning determined by GAAP. All capitalized terms defined herein are equally applicable to both the singular and plural forms. This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

     10.3 Entire Agreement. This Agreement, the Disclosure Letters and the Annexes and Exhibits hereto, contain the entire agreement among the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein; provided that the forms of agreements
                                       --------
attached hereto as Exhibits shall be superseded by the copies of such agreements and opinions executed and delivered by the respective parties thereto, the execution and delivery of such agreements and opinions by the parties thereto to be conclusive evidence of such parties' approval of any change or modification therein.

     10.4 No Third Party Beneficiaries. Except as otherwise provided in Section 5.15, nothing in this Agreement (whether expressed or implied) is intended to confer upon any person other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement nor is anything in this Agreement intended to relieve or discharge the liability of any party hereto, nor shall any provision hereof give any person any right of subrogation against, or action over against any party.

     10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party hereto will assign its rights or delegate its
         --------
obligations under this Agreement without the express prior written consent of each other party hereto

     10.6 Severability. In the event that this Agreement or any other instrument referred to herein, or any of their respective provisions, or the performance of any such provision, is found to be invalid, illegal or unenforceable under applicable law now or hereafter in effect, the parties shall be excused from performance of such portions of this Agreement as shall be found to be invalid, illegal or unenforceable under the applicable laws or regulations without, to the maximum extent permitted by law, affecting the validity of the remaining provisions of the Agreement. Should any method of termination of this Agreement or a portion thereof be found to be invalid, illegal or unenforceable, such method shall be reformed to comply with the requirements of applicable law so as, to the greatest extent possible, to allow termination by that method. Nothing herein shall be construed as a waiver of any party's right to challenge the validity of such law.

     10.7 Amendment. This Agreement may be amended, modified or supplemented at any time by the parties hereto, provided, however, that after receipt of the VA Shareholder Approval or the BB Shareholder Approval, there shall be made no amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may be amended only by an instrument in writing signed by each of the parties hereto.

     10.8 Extension; Waiver. At any time prior to the Closing either party to this Agreement may (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive a breach of a representation or warranty of the other party hereto, or (iii) waive compliance by the other party hereto with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in a written instrument signed by the party giving the extension or waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     10.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.10 Governing Law. Except for Article II in so far as it relates to the Merger, including issuance of the MINT Common Shares to holders of VA Common Shares and the issuance of Mint Common Shares to holders of BB Common Shares, which shall be governed by the laws of Virginia, or the Scheme, which shall be governed by the laws of Bermuda, this Agreement shall be governed in all respects by the laws of the State of New York without regard to any laws or regulations relating to choice of laws (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     10.11 Disclosure Letter. The parties acknowledge that the Disclosure Letters (i) relate to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) are qualified in their entirety by reference to specific provisions of this Agreement, (iii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the BB or VA, as the case may be, except to the extent required by this Agreement, and (iv) disclosure of the information contained in one section or part of the BB Disclosure Letter or the VA Disclosure Letter shall be deemed as proper disclosure for all sections or parts of the BB Disclosure Letter or the VA Disclosure Letter, as the case may be, only if appropriately cross-referenced or if the relevance thereof is reasonably apparent from the context in which it appears.

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

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed and their corporate seals to be hereto affixed and attested by their duly authorized officers.


                                   MARKEL CORPORATION



                                   By:/s/ Steven A Markel
                                      -------------------------------
                                   Title:Vice Chairman
                                         ----------------------------


                                   TERRA NOVA (BERMUDA) HOLDINGS LTD.



                                   By:/s/ John J. Dwyer
                                      -------------------------------
                                   Title:Chairman
                                         ----------------------------

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